SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant [   ]

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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to §240.14a-12

ALEXION PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
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352 Knotter Drive
Cheshire, Connecticut 06410
(203) 272-2596
April 15, 2013

Dear Fellow Stockholder:
You are cordially invited to attend Alexion's 2013 Annual Meeting of Stockholders on Monday, May 6, 2013, at The Study at Yale, 1157 Chapel Street, New, Haven, CT 06511, at 5:00 p.m. local time.

The enclosed proxy statement describes the business to be considered at the meeting. I look forward to greeting Alexion's stockholders who are present at the meeting; however, whether or not you plan to be with us, your vote is extremely important. I urge you to vote your shares by mail, by phone, or on the Internet. Thank you.

Very truly yours,
Leonard Bell, M.D.
Chief Executive Officer
and Treasurer

Cheshire, Connecticut
___________
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 6, 2013
___________
April 15, 2013
Alexion's 2013 Annual Meeting of Stockholders will be held on Monday, May 6, 2013, at The Study at Yale, 1157 Chapel Street, New, Haven, CT 06511, at 5:00 p.m. local time. This year, we are asking stockholders:

(1)	To elect nine directors to Alexion's Board of Directors, constituting the entire Board, to serve for the ensuing year.

(2)	To consider a non-binding advisory vote on 2012 compensation paid to Alexion's named executive officers.

(3)
To approve Alexion's Amended and Restated 2004 Incentive Plan, including an amendment to increase the number of shares of common stock available for issuance by 12 million shares (subject to adjustment in the event of stock splits and other similar events).

(4)	To ratify the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm.

(5)	To transact such other business as may properly come before the 2013 Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on March 11, 2013 will be entitled to notice of and to vote at the 2013 Annual Meeting or any adjournment of the meeting.

All stockholders are cordially invited to attend the 2013 Annual Meeting in person. However, whether or not you plan to attend the 2013 Annual Meeting, please vote by mail, by phone or on the Internet at your earliest convenience so that your shares may be represented at the meeting and to ensure a quorum.

Important Notice Regarding the Availability of Proxy Materials for
the 2013 Annual Meeting to be held on May 6, 2013.
This Proxy Statement and our 2012 Annual Report are available at
http://ir.alexionpharm.com/annuals.cfm

Michael V. Greco
Associate General Counsel and Corporate Secretary

PROXY STATEMENT
___________

GENERAL INFORMATION

The mailing address of our principal executive offices is Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut, 06410. Proxies will be mailed to stockholders on or about April 17, 2013. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of shares and will reimburse them for their expenses in so doing. Proxies may be solicited, without extra compensation, by officers, agents and employees of Alexion who may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be paid for by Alexion. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but may decide to do so prior to the 2013 Annual Meeting. If any special employees or solicitors are retained, we will bear the expense.

Why are we soliciting proxies?

We are furnishing this proxy statement and form of proxy to the holders of Alexion's common stock, par value $0.0001 per share, in connection with the solicitation by our Board of Directors of proxies for use at our 2013 Annual Meeting.

When and where is the 2013 Annual Meeting?

The 2013 Annual Meeting will be held on Monday, May 6, 2013, at The Study at Yale, 1157 Chapel Street, New, Haven, CT 06511, at 5:00 p.m. local time, or at any future date and time following an adjournment or postponement of the meeting.

What business will be conducted at the 2013 Annual Meeting?

The business to be considered at the 2013 Annual Meeting is described in the accompanying Notice of 2013 Annual Meeting. Alexion's Board of Directors is not currently aware of any other business that will come before the meeting.

Who can vote?

The record date for voting is March 11, 2013. Only stockholders of record at the close of business on March 11, 2013 are entitled to notice of and to vote at the 2013 Annual Meeting and any adjournment or postponement of the meeting. On March 11, 2013, there were 194,897,643 shares of our common stock outstanding. Each share is entitled to one vote on each of the matters to be presented at the 2013 Annual Meeting.

Who can attend the 2013 Annual Meeting?

Attendance at the 2013 Annual Meeting will be limited to record or beneficial owners of Alexion common stock as of March 11, 2013 (or their authorized representatives). When you arrive at the meeting, you must present photo identification, such as a driver's license. If your shares are held by a bank, broker or other nominee, you must also present your bank or broker statement evidencing your beneficial ownership of Alexion common stock to gain admission to the 2013 Annual Meeting. Alexion reserves the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of March 11, 2013.

How do I vote?

Whether or not you plan to attend the 2013 Annual Meeting, it is important that you vote.

If you own shares in your own name (a record owner), you can vote any one of four ways:

•	By Internet: Go to the Internet website - www.proxyvote.com - and follow the instructions. You must vote by 11:59 P.M Eastern on May 5, 2013.

•
By Telephone: Call the toll-free number 800-690-6903 to vote by telephone. You must follow the instructions on your proxy card and the recorded telephone instructions. You must vote by 11:59 P.M. Eastern on May 5, 2013.

•
By Mail: Mark, sign and date the proxy card and return it promptly in the self-addressed, stamped envelope. If a proxy card is signed and returned without instructions, your shares will be voted in the manner recommended by our Board of Directors. Your proxy card must be received by May 5, 2013.

•	In Person: You can attend the 2013 Annual Meeting to vote by ballot.

If your shares are held in a brokerage account in your broker's name, you will receive voting instructions from your bank, broker or other nominee that you must follow in order for your shares to be voted. Internet and telephone voting also will be offered to stockholders owning shares through most banks and brokers.

If you vote via the Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. If you vote via the Internet or by telephone, you should not mail a proxy card.

How can I change or revoke my vote?

You may revoke the authority granted by your execution of a proxy at any time prior to the 2013 Annual Meeting by:

•	filing a timely written notice of revocation with the Corporate Secretary, Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, CT 06410;

•	mailing a duly executed proxy bearing a later date;

•	re-voting by phone or the Internet prior to the date and time described on the proxy; or

•	voting in person at the 2013 Annual Meeting.

Only your latest vote will be counted.

What constitutes a quorum?
The holders of a majority of the outstanding shares of common stock entitled to vote must be present in person or represented by proxy to constitute a quorum at the 2013 Annual Meeting. Abstentions and "broker non-votes" will be counted for purposes of determining the presence or absence of a quorum.
How do I make sure my vote will be counted?
If you are a record holder you must vote by telephone, by Internet, by signing, dating and returning a printed proxy card, or by attending the 2013 Annual Meeting.
If you are the beneficial owner of shares held in "street name," your bank, broker or other nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If instructions are not provided, the broker's ability to vote the shares depends on the proposal. Your bank, broker or other nominee has discretionary authority to vote your shares on "routine" matters, even absent instructions. A broker may not, however, vote on "non-routine" matters without receiving specific voting instructions from you. Uninstructed shares whose votes cannot be counted on non-routine matters result in what are commonly referred to as "broker non-votes."

If you do not give your broker voting instructions, your broker (1) will be entitled to vote your shares on the ratification of our independent accounting firm and (2) will not be entitled to vote your shares on the election of directors, the amendment to the 2004 Incentive Plan or the advisory vote on executive compensation.
We urge you to provide instructions to your bank, broker or other nominee so that your votes may be counted on all of these important matters.
What vote is required for each proposal?
Election of Directors: Proposal No. 1. In the election of directors, you may either vote "for," "against" or "abstain." Under our majority voting standard, the affirmative vote of a majority of the votes cast by the shares present or represented and entitled to vote at the 2013 Annual Meeting, in person or by proxy, is required for the election of each nominee. A "majority of the votes cast" means that the number of votes cast "for" a nominee exceeds the number of votes cast "against" the nominee. Abstentions and broker non-votes will have no effect in determining whether a nominee has received a majority of the votes cast.
Advisory Vote on Executive Compensation - Say-on-Pay: Proposal No. 2. For the advisory vote to approve named executive officer compensation, you may either vote "for," "against" or "abstain." Because this proposal asks for a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes will not have any effect on the results of those deliberations.

Approval of Alexion's Amended and Restated 2004 Incentive Plan: Proposal No. 3. For the proposal to approve Alexion's Amended and Restated 2004 Incentive Plan, you may either vote "for", "against" or "abstain." The affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the 2013 Annual Meeting, in person or by proxy, is required to approve Proposal No. 3. Abstentions and broker non-vote will have the same effect as votes against the proposal.

Ratification of Alexion's Independent Registered Public Accounting Firm: Proposal No. 4. For the proposal to ratify the appointment of PricewaterhouseCoopers LLP as Alexion's independent registered public accounting firm, you may either vote "for", "against" or "abstain." The affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the 2013 Annual Meeting, in person or by proxy, is required to approve Proposal No. 4. Abstentions will have the same effect as votes against Proposal No. 4. The approval of Proposal No. 4 is considered to be routine and a broker or other nominee is generally empowered to vote on such routine proposals.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 11, 2013 (except as otherwise noted) regarding the beneficial ownership (as defined by the Securities and Exchange Commission, or SEC) of our common stock of: (i) each person known by us to own beneficially more than five percent of our outstanding common stock; (ii) each named executive officer listed in the Summary Compensation Table below; (iii) each director; and (iv) all directors and executive officers of Alexion as a group.

Name and Address of Beneficial Owner (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percentage of Outstanding Shares of Common Stock

Capital Research Global Investors (3)
333 South Hope Street
Los Angeles, CA 90071	21,006,846	10.80%
T. Rowe Price Associates, Inc. (4)
100 E. Pratt Street
Baltimore, MD 21202	18,500,374	9.50%
FMR LLC (5)
82 Devonshire Street
Boston, MA 02109	14,952,509	7.70%
BlackRock, Inc. (6)
40 East 52nd Street
New York, NY 10022	13,308,771	6.85%
Prudential Financial, Inc. (7)
751 Broad Street
Newark, NJ 07102-3777	10,417,095	5.40%
Jennison Associates LLC (8)
466 Lexington Avenue
New York, NY 10017	10,056,686	5.20%
Leonard Bell, M.D. (9)(22)	3,601,917	1.85%
Stephen P. Squinto, Ph.D. (10)(22)	218,966	*
Vikas Sinha, M.B.A., C.A. (11)(22)	582,581	*
David Hallal (12)(22)	437,614	*
Patrice Coissac (13)(22)	158,750	*
Max Link, Ph.D. (14)	203,604	*
William R. Keller (15)	28,736	*
Joseph A. Madri, M.D., Ph.D. (16)	350,231	*
Larry L. Mathis (17)	109,603	*
R. Douglas Norby (18)	123,161	*
Alvin S. Parven (19)	67,138	*
Andreas Rummelt, Ph.D. (20)	21,075	*
Ann M. Veneman, J.D. (21)	24,497	*
All directors and executive officers as a group (16 persons) (23)	5,995,148	3.08%
* Less than one percent.

(1)     Unless otherwise indicated, the address of all persons is 352 Knotter Drive, Cheshire, Connecticut 06410.

(2)    To our knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.
(3)    These figures are based upon information set forth in Schedule 13G filed with the SEC on March 8, 2013. These securities are owned by various investment companies registered under Section 8 of the Investment Company Act of 1940 which Capital Research Global Investors, or CRGI, serves as investment advisor with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, CRGI is deemed to be a beneficial owner of such securities; however, CRGI expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)    These figures are based upon information set forth in Schedule 13G filed with the SEC on February 13, 2013. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc., or Price Associates, serves as investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(5)    These figures are based upon information set forth in Schedule 13G filed with the SEC on February 14, 2013. FMR LLC has sole voting power with respect to 130,123 of the shares listed and sole dispositive power over all of the shares.
(6)    These figures are based upon information set forth in Schedule 13G filed with the SEC on February 6, 2013. BlackRock, Inc. has sole voting power with respect to 13,308,771 of the shares listed.
(7)    These figures are based upon information set forth in Schedule 13G filed with the SEC on February 13, 2013. Prudential Financial, Inc. is a parent holding company and may have direct or indirect voting and/or investment discretion with respect to 10,417,095 of the shares, which are owned by its subsidiaries. The following subsidiaries of Prudential Financial, Inc. are the beneficial owners of the number of shares listed: The Prudential Insurance Company of America, 3,200 shares; Jennison Associates LLC, 10,044,569 shares; and Quantitative Management Associates LLC, 369,326 shares.
(8)    These figures are based upon information set forth in Schedule 13G filed with the SEC on February 11, 2013. Jennison Associates LLC has shared dispositive power over 10,056,686 of the shares listed. Jennison may deemed to be the beneficial owner of the shares held by Jennison's clients. Prudential indirectly owns 100% of equity interests of Jennison. As a result, Prudential may be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to the shares held by its clients. Jennison does not file jointly with Prudential, and, shares of Alexion’s common stock reported on Jennison’s Schedule 13G may be included in the shares reported on the Schedule 13G filed by Prudential.
(9)    Includes 2,078,405 shares of common stock that may be acquired upon the exercise of options that are exercisable within 60 days of March 11, 2013, and 521,910 shares held in various trusts of which Dr. Bell or his spouse is a trustee
(10)    Includes 129,455 shares of common stock which may be acquired by Dr. Squinto upon the exercise of options that are exercisable within 60 days of March 11, 2013, and 4,209 shares, in aggregate, held in the name of one of Dr. Squinto's children. Excludes 8,418 shares held in trust for two of Dr. Squinto's children. Dr. Squinto disclaims beneficial ownership of the shares held in trust for his three children.
(11)    Includes 446,413 shares of common stock which may be acquired by Mr. Sinha upon the exercise of options that are exercisable within 60 days of March 11, 2013 and 89,240 shares held in a trust of which Mr. Sinha is a trustee.
(12)    Includes 341,468 shares of common stock which may be acquired, directly or indirectly, by Mr. Hallal upon the exercise of options that are exercisable within 60 days of March 11, 2013, and of these shares, Mr. Hallal is the indirect beneficial owner of 60,000 shares which may be acquired by a family trust upon the exercise of fully exercisable options.
(13)     Includes 129,750 shares of common stock which may be acquired by Mr. Coissac upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(14)    Includes 29,017 shares of common stock which may be acquired by Dr. Link upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(15)    Includes 9,770 shares of common stock which may be acquired by Mr. Keller upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(16)    Includes 179,017 shares of common stock which may be acquired by Dr. Madri upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(17)    Includes 104,017 shares of common stock which may be acquired by Mr. Mathis upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(18)     Includes 82,017 shares of common stock which may be acquired by Mr. Norby upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(19)    Includes 59,017 shares of common stock which may be acquired by Mr. Parven upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(20)    Includes 8,289 shares of common stock which may be acquired by Dr. Rummelt upon the exercise of options that are exercisable within 60 days of March 11, 2013.
(21)    Includes 15,461 shares of common stock which may be acquired by Ms. Veneman upon the exercise of options that are exercisable within 60 days of March 11, 2013.

(22)    Named executive officer under Item 402 of Regulation S-K.
(23)    Includes 3,636,771 shares of common stock which may be acquired by all directors and officers as a group upon the exercise of options that are exercisable within 60 days of March 11, 2013.

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

Nine directors have been nominated for re-election at the 2013 Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified. In the event any of the nominees are unable to serve as a director, the shares represented by the proxy will be voted for such other candidate, if any, who is nominated by the Board of Directors to replace the nominee. All nominees have consented to be named in the proxy statement and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Alexion's directors are elected by majority vote in uncontested director elections, such as this one. The voting standard for contested director elections is a plurality standard. The majority voting standard provides that a nominee for director in an uncontested election will be elected to Alexion's Board if the votes cast "for" such nominee's election exceed the votes cast "against" such nominee's election. In an uncontested election, an incumbent director nominee who does not receive the required votes for reelection is required to tender his or her resignation and the Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation. Within 90 days following certification of the election results, the Board will act on the committee's recommendation and publicly disclose the Board's decision regarding the tendered resignation, including the rationale for the decision.

The number of candidates for election as directors at the 2013 Annual Meeting is the same as the number of directors to be elected at the meeting. Therefore, this is an uncontested election and directors will be elected by the affirmative vote of a majority of the votes cast by the shares present or represented and entitled to vote at the 2013 Annual Meeting, in person or by proxy.

THE BOARD OF DIRECTORS DEEMS "PROPOSAL NO. 1 - ELECTION OF DIRECTORS" TO BE IN THE BEST INTERESTS OF ALEXION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" EACH NOMINEE.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Below please find information about the nominees for directors:

Name	Age	Year First Became Director	Position	Audit	Compensation	Nominating and Corp. Gov.	Pharm. Compliance and Quality
Leonard Bell, M.D.	54	1992	CEO, Treasurer, Director
Max Link, Ph.D.	72	1992	Chairman of the Board	•			•
William R. Keller	65	2009	Director		•	•
Joseph A. Madri, M.D., Ph.D.	66	1992	Director		•		•
Larry L. Mathis	69	2004	Director	•		Chair
R. Douglas Norby	77	1999	Director	Chair		•
Alvin S. Parven	72	1999	Director		Chair	•
Andreas Rummelt, Ph.D.	56	2010	Director	•			Chair
Ann M. Veneman, J.D.	63	2010	Director		•	•

Each director nominee, if re-elected, will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Each officer of the company serves at the discretion of the Board of Directors. Dr. Bell is a party to an employment agreement with us.

The Board seeks independent directors who represent a range of viewpoints, backgrounds, skills, experience and expertise. Directors should possess the attributes necessary to be an effective member of the Board, including the following: personal and professional integrity, high ethical values, sound business judgment, demonstrated exceptional business and professional skills and experience, teamwork and a commitment to the long-term interests of Alexion and its stockholders. In evaluating candidates, the Nominating and Corporate Governance Committee also considers potential conflicts of interest, diversity, the requirement to maintain a Board that is composed of a majority of independent directors, and the extent to which a candidate would fill a present or anticipated need. In any particular situation, the Nominating and Corporate Governance Committee may focus on individuals possessing a particular background, experience or qualifications which the committee believes would be important to enhance the effectiveness of the Board.

The current Alexion directors possess the individual attributes described above and represent a desirable range of viewpoints, backgrounds, skills, experience and expertise. The biography of each director and a description of certain specific experiences, qualifications, attributes and skills of each director that led the Board to conclude that the individual should serve as a director are below:

Director Biography	Qualifications

Leonard Bell, M.D.
The principal founder of Alexion and a director of Alexion since February 1992 and Alexion's Chief Executive Officer since January 1992. From 1991 to 1992, Dr. Bell was an Assistant Professor of Medicine and Pathology and co-Director of the program in Vascular Biology at the Yale University School of Medicine. From 1990 to 1992, Dr. Bell was an attending physician at the Yale-New Haven Hospital and an Assistant Professor in the Department of Internal Medicine at the Yale University School of Medicine. Dr. Bell was a recipient of the Physician Scientist Award from the National Institutes of Health and Grant-in-Aid from the American Heart Association as well as various honors and awards from academic and professional organizations. His work has resulted in more than 20 scientific publications and 9 patent applications. Dr. Bell received his A.B. from Brown University and M.D. from Yale University School of Medicine. Dr. Bell is currently an Adjunct Assistant Professor of Medicine and Pathology at the Yale University School of Medicine.
	•	Principal founder of Alexion

	•	Unique combination of scientific, clinical and business skills employed throughout career

	•	Depth of operating, research and development and commercial experience in the biotechnology industry

Max Link, Ph.D.
Chairman of our Board of Directors since December 2002 and a director of Alexion since April 1992. From March 2001 to September 2003, Dr. Link was Chairman of the Board and CEO of Centerpulse AG, a medical implant company. From May 1993 to June 1994, Dr. Link was Chief Executive Officer of Corange (Bermuda), the parent company of Boehringer Mannheim Therapeutics, Boehringer Mannheim Diagnostics and DePuy Orthopedics. From 1992 to 1993, Dr. Link was Chairman of the Board of Sandoz Pharma, Ltd., a manufacturer of pharmaceutical products. From 1987 to 1992, Dr. Link was the Chief Executive Officer of Sandoz Pharma and a member of the Executive Board of Sandoz, Ltd., Basel. Prior to 1987, Dr. Link served in various capacities with the United States operations of Sandoz, including as President and Chief Executive Officer. Dr. Link is the chairman of the board of directors of Aeon Scientific AG, a privately held Swiss medical device company, CytRx Corporation, a biopharmaceutical research and development company listed on Nasdaq, and Celsion Corporation, a biopharmaceutical research and development company listed on Nasdaq. Dr. Link was also a director of Discovery Laboratories, Inc. from 1996 to 2012, Human Genome Sciences, Inc. from 1995 to 2008, PDL BioPharma Inc. from 1993 to 2007, and Cell Therapeutics, Inc. from 1995 to 2005. Dr. Link holds a Ph.D. in economics from University of St. Gallen (Switzerland).
	•	Continuity of leadership in Chairman role is important to the Board

•
More than thirty years of executive management experience in the pharmaceutical industry, including as chief executive officer of multiple multinational pharmaceutical companies, and extensive experience in international business operations and financial matters

•
Extensive experience serving on the boards of international pharmaceutical and healthcare companies, both public and private, and we value his corporate governance experience resulting from his service on public company boards

Director Biography	Qualifications

William R. Keller
A director of Alexion since December 2009. Mr. Keller is the founder of, and since September 2009 a principal of, Keller Pharma Consultancy, a pharmaceutical consulting firm in China. He is also a senior consultant to the Shanghai Foreign Investment Development Board and the deputy general manager of Zhangjiang Biotech & Pharmaceutical Base Development Co., Ltd. From 2007 to September 2009, Mr. Keller was the chairman of HBM Biomed China Partners, a specialized venture capital organization dedicated exclusively to life sciences in China. From 1994 to 2003, Mr. Keller was the general manager of Roche China Ltd. and Shanghai Roche Pharmaceutical Ltd. From 1974 to 2003, Mr. Keller served in various positions at Roche Group in South America and Asia. Mr. Keller is the honorary president of the R&D-based Pharmaceutical Association in China, the vice chairman of the Shanghai Association of Foreign Investment Enterprises and holds directorships in Cathay Industrial Biotech Ltd., Shanghai Fosun Pharmaceutical Development Co. Ltd., TaiGen Biotechnology Co., Ltd., each of which are privately held, and Coland Pharmaceutical Co., Ltd., which is a pharmaceutical company listed on the Taiwan stock exchange. Mr. Keller graduated from the School of Economics and Business Administration (Zurich) and is Honorary Citizen of Shanghai.

	•	Lives and works in China and possesses extensive working knowledge and experience of the pharmaceutical industry in China

	•	More than thirty years of executive management experience in the pharmaceutical industry:

		ô	Former chief executive officer in China

		ô	Led the Latin American expansion and operations for a major pharmaceutical company in markets where Alexion is currently focused

Joseph A. Madri, M.D., Ph.D.
A director of Alexion since February 1992. Since 1980, Dr. Madri has been on the faculty of the Yale University School of Medicine and is currently a Professor of Pathology and Molecular, Cellular and Developmental Biology. Dr. Madri serves on the editorial boards of numerous scientific journals and he is the author of over 243 scientific publications. Dr. Madri works in the areas of regulation of angiogenesis, vascular cell-matrix interactions, cell-cell interactions, lymphocyte-endothelial cell interactions and endothelial and smooth muscle cell biology and neural stem biology, and has been awarded a Merit award from the National Institutes of Health. Dr. Madri received his B.S. and M.S. in Biology from St. John's University and M.D. and Ph.D. in Biological Chemistry from Indiana University.
	•	Long and distinguished career as a faculty member of Yale

	•	The only current director who dedicated his entire career in research and academia

	•	Brings valued perspective to the Board on matters of research, medicine and academia as it relates to Alexion's scientific, research and development activities

Larry L. Mathis
A director of Alexion since March 2004. From 1971 until 1998, he served as an executive at The Methodist Hospital System in Houston, Texas - an organization comprising 16 corporations and 37 hospital affiliates in the U.S. and abroad. During the last fourteen years of his tenure, Mr. Mathis served as President and CEO and as a member of the Executive Committee and the Board of Directors. Following his executive service, he was an organization, management and leadership consultant with D. Peterson & Associates in Houston. Mr. Mathis is also director of Healthcare Trust of America, Inc., a real estate investment trust listed on the NYSE. Mr. Mathis received a Master's degree in Health Administration from Washington University in St. Louis, and a B.A. in Social Sciences from Pittsburg State University in Kansas.
	•	27 years of service within one of the country's leading teaching hospital systems, including 14 years as CEO

	•	Provides the Board with a valued perspective of the healthcare industry, hospital administration and leadership

	•	Chairmanship of the boards of national and international industry and professional associations and federal government commissions provides insight into healthcare policy development

Director Biography	Qualifications

R. Douglas Norby
A director of Alexion since September 1999. From July 2003 and until January 31, 2006, Mr. Norby has been Sr. Vice-President and Chief Financial Officer of Tessera Technologies, Inc., a provider of intellectual property for advanced semiconductor packaging. From March 2002 to February 2003, Mr. Norby served as Senior Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company. From December 2000 to March 2002, Mr. Norby served as Senior Vice President and Chief Financial Officer of Novalux, Inc., a manufacturer of lasers for optical networks. From 1996 until December 2000, Mr. Norby served as Executive Vice President and Chief Financial Officer of LSI Logic Corporation, a semiconductor company, and he has also served as a director of LSI Logic Corporation since 1993. From July 1993 until November 1996, he served as Senior Vice President and Chief Financial Officer of Mentor Graphics Corporation, a software company. Mr. Norby served as President of Pharmetrix Corporation, a drug delivery company, from July 1992 to September 1993, and from 1985 to 1992, he was President and Chief Operating Officer of Lucasfilm, Ltd., an entertainment company. From 1979 to 1985, Mr. Norby was Senior Vice President and Chief Financial Officer of Syntex Corporation, a pharmaceutical company. Mr. Norby is a director of STATS Chip PAC, Ltd., a semiconductor company listed on the Singapore stock exchange, InvenSense, Inc. a semiconductor company listed on the NYSE, MagnaChip Semiconductor LLC, a semiconductor company listed on the NYSE, and Singulex, Inc., a private medical diagnostic company. From 2011 to 2013, Mr. Norby also served as a director of Ikanos Communications, Inc., from 2007 to 2009, he served as a director of Intellon Corporation and from 2005 to 2009 served as a director of Neterion, Inc. Mr. Norby received a B.A. in Economics from Harvard University and an M.B.A. from Harvard Business School.
	•	Extensive experience in financial and accounting matters, including public accounting and reporting

	•	40 year career, served in executive management positions at several multinational organizations, including as president, chief operating officer and chief financial officer

	•	Extensive experience in financial and accounting reporting processes and internal control systems

	•	Experience serving on public company boards provides valued perspective on corporate governance and financial matters

Alvin S. Parven
A director of Alexion since May 1999. Since 1997, Mr. Parven has been President of ASP Associates, a management and strategic consulting firm. From 1994 to 1997, Mr. Parven was Vice President at Aetna Business Consulting, reporting to the Office of the Chairman of Aetna. From 1987 to 1994, Mr. Parven was Vice President, Operations at Aetna Health Plans. Prior to 1987, he served in various capacities at Aetna including Vice President, Pension Services from 1983 to 1987. Mr. Parven is a trustee of the Employee Retirement Board of the Town of Palm Beach and a director of the Palm Beach Civic Association. Mr. Parven received his B.A. from Northeastern University.
	•	More than 30 years in executive management positions at a multinational insurance company

	•	Extensive experience in managing developed organizations that provide specialized and technical services, particularly in the areas of health insurance and benefits

	•	Possesses extensive experience in provider operations, which brings an important perspective to the Board and to management on matters of reimbursement

Director Biography	Qualifications

Andreas Rummelt, Ph.D.
A director of Alexion since February 2010. Since January 2011, he has served as the Chief Executive Officer of InterPharmaLink AG, a management consulting firm focused on advising companies in the healthcare industry. From December 2008 until January 2010, Dr. Rummelt was Group Head of Quality Assurance and Technical Operations at Novartis. He had been a member of the Executive Committee of Novartis from January 2006 until his resignation in January 2010. He joined Sandoz Pharma Ltd. in 1985 and held various positions of increasing responsibility in development. In 1994, he was appointed Head of Worldwide Technical Research and Development, a position he retained following the merger that created Novartis in 1996. From 1999 to 2004, Dr. Rummelt served as Head of Technical Operations of the Novartis Pharmaceuticals Division and from 2004 to 2008 as Head of Sandoz. Dr. Rummelt is a director of Acino Holding AG, a pharmaceutical company focused on novel delivery forms listed on the Swiss stock exchange, Selica Limited, a private company providing radiolabelling and drug discovery services located in the United Kingdom and Xellia Pharmaceuticals, a private specialty pharmaceutical company focused on providing anti-infective treatments against serious and life-threatening infections located in Norway. Dr. Rummelt graduated with a Ph.D. in pharmaceutical sciences from the University of Erlangen-Nuernberg, Germany.
	•	Dedicated most of his career in the areas of pharmaceutical manufacturing, quality and technical development, providing an important perspective to the Board and to management

•
Served more than 20 years in executive management positions in the pharmaceutical industry, including as a chief executive officer and as a senior executive of a large, multinational pharmaceutical company

	•	Possesses a broad understanding of international business operations, particularly with respect to manufacturing, quality and technical matters

Ann M. Veneman, J.D.
A director of Alexion since May 2010. From May 2005 until April 2010, she served as Executive Director of UNICEF, appointed by the United Nations Secretary General. As Executive Director, Ms. Veneman worked on behalf of the United Nations children's agency to help children around the world by advocating for and protecting their rights. Ms. Veneman was responsible for more than 11,000 UNICEF staff members in more than 150 countries. Prior to joining UNICEF, Ms. Veneman served as Secretary of the U.S. Department of Agriculture, or USDA, from January 2001 until January 2005. From 1986 until 1993, she served in various positions at the USDA, including Deputy Secretary, Deputy Undersecretary for International Affairs and Commodity Programs, and Associate Administer of the Foreign Agricultural Service. From 1995 until 1999, Ms. Veneman served as Secretary of the California Department of Food and Agriculture. Ms. Veneman has also practiced law in Washington, DC and California in both the private and public sectors. Ms. Veneman is a director of Nestlé, S.A., a global nutrition, health and wellness company listed on the Swiss stock exchange, and The Climate Corporation, a private technology and insurance company focused on financially protecting farmers affected by adverse weather conditions. Ms. Veneman received a B.A. from the University of California, Davis, a Master's degree in Public Policy from the University of California, Berkeley, and a J.D. from the University of California, Hastings College of Law.
	•	An attorney who has dedicated more than 25 years to government service, including senior national and international positions

	•	Led state and federal government agencies and an international organization

	•	Possesses extensive experience working with government leaders and organizations

	•	Worked closely with national governments throughout the world and possesses a deep understanding of international political organizations

	•	Public service experience brings an important perspective to the Board and an important understanding of state and federal government and international organizations

Meetings and Committees

During the year ended December 31, 2012, the Board of Directors held 10 meetings. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he or she served. It is our policy that members of the Board of Directors should attend and be present at the 2013 Annual Meeting and all incumbent directors attended the 2012 Annual Meeting.

The Board of Directors has determined that eight of its nine members (Drs. Link, Madri, and Rummelt, Messrs. Keller, Mathis, Norby, and Parven and Ms. Veneman) are "independent directors" as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations. During all of the regularly scheduled meetings in fiscal year 2012, that is five of the ten meetings held during 2012, the Board of Directors met in executive session where only the independent directors were present without any members of Alexion's management.

Neither we nor any of our subsidiaries are party to any material proceedings to which any of our directors, officers, affiliates, 5% or more stockholders, or any of their respective associates are a party. We do not believe that any of our directors, officers, affiliates, 5% or more stockholders, or any of their respective associates are adverse to us or any of our subsidiaries or have a material interest that is adverse to us or any of our subsidiaries.

A description of the standing committees of the Board are provided below:

Audit
In February 1993, the Board established a separately designated standing Audit Committee to review the internal accounting procedures of Alexion, consult with our independent registered public accounting firm and review the services provided by the independent registered public accounting firm. The Audit Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Board of Directors has determined that each member of the Audit Committee is an "independent director" as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations. Our Board of Directors has also determined that Mr. Norby is an "audit committee financial expert" as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations.

Members:
Dr. Link
Mr. Mathis
Mr. Norby (Chair)
Dr. Rummelt

No. of Meetings during 2012:
8

Charter:
http://alxn.com/pdfs/Audit_Comm_Charter.pdf

Compensation
In February 1993, the Board of Directors established a Compensation Committee. The Compensation Committee reviews compensation practices, determines and approves compensation of our chief executive officer and all other executive officers, and administers our equity compensation and incentive plans. The Compensation Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the committee. The Board of Directors has determined that each member of the Compensation Committee is an "independent director" as that term is defined under the NASDAQ Stock Market Listing Standards and the SEC rules and regulations.

Members:
Mr. Keller
Dr. Madri
Mr. Parven (Chair)
Ms. Veneman

No. of Meetings during 2012:
5

Charter:
http://alxn.com/pdfs/Comp_Comm_Charter.pdf
For more information on the responsibilities and activities of the Compensation Committee, including the committee's processes for determining executive compensation, see the Compensation Discussion and Analysis below in this proxy statement.

Pharmaceutical Compliance and Quality
In December 2004, the Board established a Compliance and Quality Committee. In December 2009, the committee changed its name to the Pharmaceutical Compliance and Quality Committee. The Pharmaceutical Compliance and Quality Committee provides leadership and guidance to Alexion on aspects of pharmaceutical compliance and regulatory matters, except where those matters involve financial controls or the financial audit function. The Pharmaceutical Compliance and Quality Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the committee. The Board of Directors has determined that each member of the Pharmaceutical Compliance and Quality Committee is an "independent director" as that term is defined under the NASDAQ Stock Market Listing Standards.

Members:
Dr. Link
Dr. Madri
Dr. Rummelt (Chair)

No. of Meetings during 2012:
4

Charter:
http://alxn.com/pdfs/Pharm_Comp_Quality_Comm.pdf

Nominating and Corporate Governance
In June 2003, the Board of Directors established the Nominating and Corporate Governance Committee to provide leadership and guidance to Alexion, review and recommend new directors to the Board of Directors, establish the necessary Board committees to provide oversight to Alexion, and make recommendations regarding committee membership. The Nominating and Corporate Governance Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the committee. The Board of Directors has determined that each member is an "independent director" as that term is defined under the NASDAQ Stock Market Listing Standards.

Members:
Mr. Keller
Mr. Mathis (Chair)
Mr. Norby
Mr. Parven
Ms. Veneman

No. of Meetings during 2012:
4

Charter:
http://alxn.com/pdfs/Nom_Corp_Gov_Comm.pdf

CORPORATE GOVERNANCE

Process for Selecting Nominees and Stockholder Nominations

It is the policy of the Nominating and Corporate Governance Committee to consider candidates for Board membership recommended by the Nominating and Corporate Governance Committee and other Board members, management, our stockholders, third-party search firms and any other appropriate sources. If a consulting firm is retained to assist in the search process for a director, a fee is typically paid to such firm whether or not a candidate proposed by the consulting firm is elected to the Board or is recommended to the Board by the Nominating and Corporate Governance Committee for inclusion in the slate of nominees to be elected at the annual meeting of stockholders. As a stockholder, you may recommend a person for consideration as a nominee for director by writing to the Nominating and Corporate Governance Committee of the Board of Directors, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: Corporate Secretary. Recommendations must be received by December 11, 2013 to be considered for the 2014 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of our common stock beneficially owned by the recommending stockholder, a statement from the recommended nominee that expresses his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating and Corporate Governance Committee in evaluating the recommended nominee and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination. The evaluation process for nominees recommended by stockholders is the same as for candidates recommended by any other source.

Board Diversity

Diversity enhances the overall effectiveness of our Board by ensuring that different perspectives, skills and experiences are presented to directors and to management. In accordance with its charter, the Nominating and Corporate Governance Committee is responsible for advising the Board on diversity, including gender, ethnic background, country of citizenship and professional experience, and recommending, as necessary, measures that contribute to a Board that, as a whole, reflects a range of viewpoints, backgrounds, skills, experience and expertise. The committee reviews Board composition on an annual basis to ensure that the Board reflects the knowledge, experience, skills, expertise and diversity required for the Board to fulfill its duties. The Board defines diversity broadly and does not limit its assessment to gender, race or ethnic diversity. The committee assesses the effectiveness of its diversity policy at least once each year.

Board Leadership Structure

Since its founding in 1992, Alexion has separated the positions of Chairman and CEO, and the Board believes that separating the roles continues to be the most appropriate structure for Alexion. The Board believes that an independent chairman enables the Board to more effectively and objectively monitor the performance of Alexion, the CEO and management. By separating the positions, the Board believes that Dr. Bell may devote his attention to Alexion's global operations and strategy while Dr. Link can take responsibility for leading the Board.

Board's Role in Risk Oversight

The Board is responsible for overseeing Alexion's risk management processes. The full Board performs a periodic risk assessment with management to review the primary risks facing Alexion and to manage the activities of Alexion in identifying and mitigating such risks. Management identifies risks in multiple areas, including compliance, financial, strategic, political and operational risks, and on a regular basis the Board reviews together with management. The Board recognizes that Alexion is subject to both internal and external risks, within and outside its control, and that management and the Board should regularly seek to identify those risks and mitigate to the extent possible. As part of the risk management process and consistent with its standing oversight role, each Board committee considers the risks within its areas of responsibility and assists the Board in its oversight of the risk management process.

In reviewing Alexion's compensation programs, Alexion has reviewed whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on Alexion and has concluded that they do not create such risks as presently constituted.

Succession Planning
An important responsibility of the Board and the CEO is to ensure long term continuity of leadership. The Nominating and Corporate Governance Committee annually reviews and makes recommendations to the Board relating to management succession planning, including policies and plans for succession. In addition, the CEO and Alexion's senior executives discuss future candidates for leadership positions at all levels within Alexion's global organization. The Board considers succession planning to be an important factor in managing the long term planning and success of Alexion's business.

Stockholder Communications with the Board of Directors

Our Board of Directors has provided a process for stockholders to send communications to the Board. Stockholders who wish to send communications to the Board, or any particular director, should address such communications to the Board of Directors, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: Corporate Secretary. All such communications should include a representation from the submitting stockholder setting forth the stockholder's address and the number of shares of Alexion common stock beneficially owned by the stockholder.
The Corporate Secretary will (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the Board, or the director to whom such communication is addressed, as the Corporate Secretary considers appropriate. Each stockholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the Corporate Secretary considers to be important for the directors, or director, to know. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which we tend to receive repetitive or duplicative communications. The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

Code of Ethics

We adopted the Alexion Pharmaceuticals, Inc. Global Code of Conduct, or code of ethics, that applies to directors, officers and employees of Alexion and its subsidiaries and complies with SEC rules and regulations and the listing standards of the NASDAQ Global Market. Our code of ethics is located on our website at -- http://alxn.com/pdfs/Global_Code_of_Conduct.pdf. We amended the code of ethics in April 2011 and any future amendments or waivers to our code of ethics will be promptly disclosed on our website and as required by applicable laws, rules and regulations of the SEC and NASDAQ.

Corporate Governance Guidelines

The Board believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Board has adopted Corporate Governance Guidelines and relies on the guidelines to provide that framework. The guidelines are not absolute rules, and can be modified to reflect changes in Alexion's organization or business environment. The Board reviews the guidelines on an annual basis and if necessary, modifies the guidelines to reflect current good governance practices and policies. Alexion's Corporate Governance Guidelines are located on our website at - http://alxn.com/pdfs/Corp_Gov_Guidelines.pdf.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than ten percent of our common stock, to file initial reports of beneficial ownership of our stock and reports of changes in beneficial ownership of our stock with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2012 all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis, or CD&A, describes Alexion's executive compensation program, philosophy and objectives, and the primary considerations used by the Compensation Committee of the Board to approve 2012 executive compensation for the following executive officers, referred to as the named executive officers:

Name	Position
Leonard Bell, M.D.	Chief Executive Officer
Stephen P. Squinto, Ph.D.	Executive Vice President Head of Research and Development(1)
Vikas Sinha, M.B.A., C.A.	Executive Vice President and Chief Financial Officer
David Hallal	Executive Vice President Chief Commercial Officer(2)
Patrice Coissac	Senior Vice President President of Alexion Pharma International Sàrl(3)

(1)	During 2012, Mr. Sinha was promoted from Senior Vice President to Executive Vice President.

(2)	During 2012, Mr. Hallal was promoted from Senior Vice President, Global Commercial Operations to Executive Vice President, Chief Commercial Officer.

(3)	In January 2013, Mr. Frank Wright assumed the duties of President of Alexion Pharma International Sàrl, and Mr. Coissac left the company in February 2013.
The Compensation Committee regularly evaluates best practices, trends, and legal developments to enhance Alexion's compensation programs. The committee believes that its approach to executive compensation and its compensation-related decisions, have meaningfully contributed to Alexion's strong performance over the last several years. Notably, among many other achievements, Alexion's stock price has increased by approximately 824% between January 1, 2007 and December 31, 2012.
The committee believes that Alexion's executive compensation programs must be tested against peer companies, and at the same time recognizes that a "one size fits all" approach is not appropriate for our company. Executive compensation must be evaluated by taking into consideration the particular company, its industry and culture, as well as trends, best practices and governance developments.
Until 2013, the committee delivered its performance-based compensation in the form of annual cash incentives, and time-vesting long-term incentive awards (LTIs) such as stock options, restricted stock and restricted stock unit awards. The committee has maintained discretion to award cash and long-term incentive awards, but importantly, such decisions have been exercised within the constraints the committee imposes and consistent with the philosophy and objectives described in this CD&A. The committee believes that it has exercised this discretion responsibly, in the best interests of our stockholders, and in a manner that has incentivized exceptional performance from Alexion's employees, including its executive officers.
In 2013, as part of its evaluation of Alexion's executive compensation program, the committee decided to supplement our performance-based compensation with performance-based stock units that will only be earned if certain pre-established financial targets are achieved. The committee will continue to evaluate our executive compensation programs, and how best to use compensation to incentivize high performance.

Summary

Executive compensation for 2012 was aligned with Alexion's performance and Alexion's compensation objectives.

Alexion demonstrated strong, disciplined financial performance. Alexion's 2012 net product sales increased 45% from the previous year to $1.134 billion and GAAP and non-GAAP net income increased 45% and 60%, respectively, from the previous year to $254.8 million and $425.2 million, respectively. See Appendix A attached to this proxy statement for a full reconciliation of non-GAAP results.

Alexion's stock performance and annualized total stockholder return (TSR) outperformed most of Alexion's peers and continues to provide stockholders with strong returns. A substantial portion of our named executive officer's compensation is provided as equity-based compensation. This serves to align the long-term interests of our executives with those of our stockholders. Alexion's annualized TSR for the 1-year period ending in December 2012 was above the median of our 2012 peer group, which is identified and discussed below. Alexion's annualized TSR for the 3- and 5- year periods ending in December 2012 exceeded TSR for all but two members of our 2012 peers group.

	1-Year TSR	3-Year TSR	5-Year TSR

Alexion Actual	31%	57%	37%
Peer Group Median Actual	26%	17%	11%
Alexion Percentile Rank	63%	89%	90%

Alexion enhanced its product pipeline by completing the acquisition of Enobia Pharma Corp. Alexion acquired rights to asfotase alfa, a human recombinant targeted alkaline phosphatase enzyme-replacement therapy for patients suffering with hypophosphatasia, an ultra-rare, life-threatening, genetic metabolic disease for which there are no approved treatments.

Corporate Governance and Compensation Program Highlights

Our compensation practices take into account corporate governance considerations and market practices. Below is a description of some of our practices that highlight our commitment to governance principles:

Perquisites: There are no perquisites offered to our named executive officers that are not also offered to all employees. Named executive officers, other than Mr. Coissac, received company match under our 401(k) plan, partial gym membership reimbursement and a gift from the company due to years of service. Mr. Coissac, pursuant to his ex-patriate arrangement, was entitled to certain benefits under such arrangement that are described in the footnotes to the Summary Compensation Table.

Stock Ownership Guidelines: We have stock ownership guidelines that require our named executive officers to own certain levels of our common stock. The guidelines are designed to further align the long-term interests of our executives with the long-term interests of Alexion's stockholders.

Recoupment Policy: We adopted a compensation recoupment policy, or clawback, which covers our Chief Executive Officer and his direct reports. The policy is discussed further below.

Anti-Hedging Policy: We adopted an anti-hedging policy that prohibits any of our employees, including our executives, from entering into any hedging or derivative transactions in our stock.

No Tax Gross-Ups in Future Employment Agreements: We determined not to enter into new employment agreements that include 280(G) tax gross-up provisions and did not enter into any such agreements in 2012 .

Effect of 2012 Say-on-Pay Vote

At the 2012 Annual Meeting, stockholders were asked to approve Alexion's 2011 executive compensation programs. Approximately 94% of the votes cast on the advisory vote on executive compensation were in favor of Alexion's executive compensation disclosed in the proxy statement. After considering these results and other factors that the Compensation Committee evaluates on a regular basis, the committee concluded that Alexion's existing executive compensation programs continue to be the most appropriate to support Alexion's compensation philosophy and objectives and that no significant changes were necessary. Notwithstanding the vote in 2012, the committee continues to review, assess and adjust Alexion's compensation programs on a regular basis. The introduction of performance-based restricted stock unit awards in 2013 is an example of the committee's commitment to regularly evaluate its practices and to adjust Alexion's compensation programs in a manner that best positions the company to achieve its compensation objectives.

Executive Compensation Philosophy

The primary objective of Alexion's executive compensation programs is to attract, retain and motivate the key executives necessary for Alexion's short- and long-term success. Alexion seeks to tie short- and long-term cash and equity incentives to company and individual performance, including the achievement of measurable corporate and individual objectives, and to align executives' incentives with those of our stockholders. The Compensation Committee seeks to implement its compensation programs in a way that ties a substantial portion of an executive's overall compensation to Alexion's performance. Each element of an individual's compensation is evaluated and determined in consideration of such person's contribution and performance. No executive is guaranteed a cash or equity incentive award and incentives are determined at levels that the committee believes drives performance.

The Compensation Committee considers and approves compensation programs based on our compensation philosophies, which include the following:

•
Attract, retain and motivate. Our commitment to attracting, retaining and motivating industry-leading talented individuals to execute our business strategies and contribute to our short and long-term success by targeting compensation levels that are competitive when measured against other companies in our peer group.

•
Pay for performance. Our commitment to incentivize performance by delivering greater rewards when corporate and individual performance exceed expectations and by providing lower compensation when corporate or individual performance falls short of expectations. Compensation for Alexion's executive officers is based substantially on corporate performance and is intended to align such executives officers' interests with that of our stockholders by incentivizing our executive officers to increase stockholder value.

•
Competitive with peer group. Compensation paid by market peers matters. When we set targets, or determine payouts, we evaluate our peers to validate that Alexion is competitive with other companies who compete with us for talent. We carefully review our peer group each year.

•
Balanced combination of compensation elements. Our commitment to strike the appropriate balance of cash and equity incentives to reward short-term and long-term performance. Each element of compensation is used in a way that drives certain behavior, recognizing that different elements may be effectively used to drive different behavior. LTIs are intended to align the interests of our executive officers more closely with stockholders through equity ownership, and annual cash incentives are intended to motivate individuals to achieve short-term objectives.

•
Fair and consistent. Our commitment to ensuring that the overall structure of Alexion's compensation programs be similar across our global organization, taking into account level, geography and local considerations, and to drive reward opportunities for all employees based on responsibilities and performance.

Our Process

Summary of Compensation Analysis

The Compensation Committee believes that its executive compensation programs, as described in this CD&A, substantially achieved its objectives for 2012 and is well aligned with our compensation philosophies described above.

Key decisions regarding Alexion's 2012 executive officer compensation were made in February 2012 and February 2013.

•	February 2012. The Compensation Committee approved 2012 base salaries, annual cash incentive targets, and LTIs. The Board of Directors approved Alexion's 2012 corporate objectives.

•	February 2013. The Compensation Committee approved the 2012 actual annual cash incentive bonus payment.

Role of the Compensation Committee

Our executive compensation policy is set by the Compensation Committee. The committee regularly evaluates Alexion's compensation programs and considers whether changes are necessary or advisable due to changed conditions, company performance, best practices or otherwise. As part of this evaluation, the committee considers whether new programs or strategies should be introduced.

Compensation determinations are based on multiple factors. The committee undertakes an annual benchmarking exercise to compare each executive's actual and proposed compensation to that of individuals in similar positions at a peer group of companies. The committee also evaluates the annual performance of Alexion and the CEO by assessing the achievement of Alexion's objectives, which are approved at the beginning of each performance period, and determining the level of achievement which is calculated as a percentage of the objective. The committee reviews and approves the CEO's evaluation of individual performance of Alexion's other executive officers, including an assessment of achievement of individual objectives. Finally, the Compensation Committee takes into account each individual's contributions in resolving unanticipated matters, general economic conditions, and any other factors the committee deems relevant. Under its charter, the Compensation Committee may form subcommittees and delegate authority to any subcommittee or other administrator, as appropriate.
Role of Executives in 2012 Compensation Decisions

No named executive officer participates in discussions about or makes recommendations with respect to his or her own compensation.
A small number of executives typically attend Compensation Committee meetings, including our CEO, and Chief Human Resources Officer, or CHRO. In addition to the committee members, all other independent directors are invited to attend, and typically do attend, committee meetings. Modified executive sessions of the Compensation Committee are conducted with the CEO and CHRO.
Dr. Bell, with limited staff and management support, works with the committee and our compensation adviser to develop compensation recommendations for our named executive officers other than himself. Dr. Bell also submits his evaluation of the individual performance of the other named executive officers as described above. Dr. Bell's recommendations are submitted to the committee for review, discussion, modification and approval.
The Compensation Committee is responsible for evaluating and determining Dr. Bell's compensation and works directly with the compensation adviser, as discussed below, with limited support from Alexion staff. Dr. Bell is not present when the committee discusses and approves his compensation.

Role of the Compensation Adviser

In 2012, after compensation decisions were made with respect to 2012 annual base salaries, target cash incentive awards and LTIs, the Compensation Committee retained Radford as an external, independent executive compensation adviser. The Compensation Committee uses the analysis prepared by Radford as part of its periodic review of Alexion's executive and director compensation practices.

The adviser is appointed by and reports to the committee. The committee evaluates the compensation adviser on an annual basis, and has the final authority to hire and terminate the compensation adviser. Our adviser attends meetings of the committee, as requested, and communicates with the committee chairman between meetings; however, the committee makes all decisions regarding the compensation of our executive officers.

The committee assessed Radford's independence in 2013. The committee determined that Radford was independent and there were no conflicts of interest that would impact the advice to the committee from Radford and the representative of Radford who advises the committee on executive compensation matters.

Prior to retaining Radford, the Compensation Committee had retained Meridian Compensation Partners LLC, or Meridian, as the Compensation Committee's compensation adviser. Meridian advised the Compensation Committee with respect to the determination of base salaries and LTIs, as well as setting targets for annual cash incentive awards in 2012, for our executives, including our named executive officers. For additional information, see “2011 Peer Group Analysis” below.

Components of Compensation - General

The Compensation Committee believes that each component of compensation should be used in a manner that drives certain conduct, recognizing that different components may be effectively used to drive different conduct.

Compensation Component	Primary Purpose

Base salary	Provide a secure, fixed amount of compensation to attract and retain executive officers.

Annual cash incentives	Motivate executives to achieve short-term, annual success.

Long-term incentive awards	To align the interests of our executives with those of our stockholders and to motivate executives to achieve longer-term success.

In making compensation determinations, the Compensation Committee considers each component of compensation in relation to the total amount of compensation awarded or paid and whether the compensation package as a whole adequately compensates each executive for Alexion's performance during the past year and each executive's contribution to such performance.

The Compensation Committee monitors the risks associated with our executive compensation programs and individual compensation decisions. We have concluded that risks associated with our compensation policies and practices are within our ability to effectively monitor and manage and that the risks are not reasonably likely to have a material adverse effect on Alexion.

Each component of our compensation program is discussed in greater detail below, including the rationale for 2012 compensation decisions.

Peer Group Analysis
The Compensation Committee believes that executive compensation should be considered in comparison with compensation paid by market peers to ensure that Alexion is competitive with other companies who compete with us for talent. The Compensation Committee, together with Radford, reviews the peer group on a regular basis. The committee approves the peer group annually. The committee believes that the factors listed below are the most important to consider for its determination of the Alexion peer group:

Consideration	Purpose

Recruiting	A peer company should compete with Alexion for talent.

Annual Revenues
A peer company's financial performance should be similar to Alexion's. The committee believes revenue is the appropriate financial metric and is a financial metric used by many companies and proxy advisory firms.

Market Capitalization	A peer company's market capitalization should be similar, but not necessarily identical, to Alexion's market capitalization as an indicator of financial performance, investment and size.

Number of Employees	As a secondary financial criterion, the number of individuals employed by a peer company tends to be a reflection of the organization's operational complexity.

Global Presence	A peer company should conduct global commercial operations and maintain a worldwide presence.

Orphan Disease Focus	A peer company should be exclusively focused on the development and commercialization of therapeutic products for ultra-rare diseases.

The committee endeavors to select peer companies that exhibit all of the factors set forth above but recognizes that it cannot develop a peer group in which all companies exhibit all factors. All of Alexion's peer companies are in the same industry and are companies within a Global Industry Classification Standard code of biotechnology or pharmaceuticals. However, the similarities between Alexion and a particular peer company with respect to any of the other factors listed above, such as market capitalization, will vary. Further, with respect to a particular factor, such as orphan disease focus, there may be no similarity. The committee believes that the peer group should include companies with both higher as well as lower annual revenues, market capitalization and number of employees than Alexion to fairly represent the median compensation paid to executives at such companies as a group. In some cases, the lack of similarity of a peer company to Alexion is not by design of the peer group, but rather because there are not a sufficient number of companies that are similar to Alexion with respect to such factor. For example, not all companies in Alexion's peer group have a global presence. The committee believes that it is not possible to eliminate such differences entirely and recognizes the possibility that shifts in its peer group selection could influence executive compensation decisions. The committee seeks to mitigate such risk by not relying entirely on any one or two factors, but to include companies that represent many of the factors listed above. The committee also seeks to avoid reliance on one or two factors alone, such as financial metrics and market capitalization, because doing so would likely alter, possibly significantly, the results of the benchmarking exercise and the committee's determinations. The committee believes that the mix of factors listed above results in a balanced and representative peer group taking into consideration Alexion's operations and needs, and the committee expects that use of such peer group will result in compensation decisions that support the company's compensation philosophy and objectives.
The committee generally compares the compensation of each named executive officer to similar positions within the peer group. The committee also takes into account various factors such as the unique characteristics of the individual's position, and any succession and retention considerations.

The committee performed two peer group analyses to assist in its 2012 decision making:

•	2011 Analysis: used to determine 2012 base salaries, targets for annual incentive awards, and LTIs.

•	2012 Analysis: used to determine 2012 annual incentive bonus payments and 2013 base salaries, targets for annual incentive awards and LTIs.

2011 Peer Group Analysis

Our former compensation adviser, Meridian, advised the committee in January of 2012 in its determination of base salaries and LTIs for 2012 as well as setting targets for annual cash incentive awards for 2012 for our executives, including our named executive officers. The compensation adviser assisted the committee by providing comparative market data for 2012 programs and practices based on an analysis of executive compensation at the peer group companies identified below.

The peer group used by the committee to assist in the determination of 2012 base salaries, 2012 targets for annual incentive awards, and 2012 LTIs, comprised of the following companies:

Allergan, Inc.	Cubist Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.
Amgen, Inc.	Forest Laboratories, Inc.	United Therapeutics Corporation
Biogen Idec, Inc.	Gilead Sciences, Inc.	ViroPharma Incorporated
BioMarin Pharmaceuticals, Inc.	Human Genome Sciences, Inc.	Vertex Pharmaceuticals, Inc.
Celgene Corporation	Medicis Pharmaceutical Corporation

The compensation adviser collected its data from peer group proxy statements and from the 2011 Radford Global Life Sciences Survey.

2012 Peer Group Analysis
At the end of 2012, the committee, together with the committee's compensation adviser engaged during 2012, Radford, reviewed the peer group that had been selected in the beginning of the year and modified the group based on its evaluation of several factors, including the factors described above under Peer Group Analysis.
The peer group used by the committee to assist in the determination of 2012 annual incentive bonuses comprised of the following companies:

Allergan, Inc.	Cubist Pharmaceuticals, Inc.	Shire plc
Amgen, Inc.	Forest Laboratories, Inc.	United Therapeutics Corporation
Biogen Idec, Inc.	Gilead Sciences, Inc.	Valeant Pharmaceuticals, Inc.
BioMarin Pharmaceuticals, Inc.	Medicis Pharmaceutical Corporation	Vertex Pharmaceuticals, Inc.
Celgene Corporation	Regeneron Pharmaceuticals, Inc.

Elements of 2012 Named Executive Officer Compensation

As a baseline for awarding compensation and prior to making annual executive compensation decisions, the Compensation Committee evaluates Alexion's performance for the prior year by assessing if, and the extent to which, Alexion achieved or failed to achieve the corporate goals approved by the Compensation Committee and the Board of Directors. To assist in the determination of (a) 2012 base salaries, (b) 2012 targets for annual incentive awards, and (c) 2012 LTIs, the committee evaluated Alexion's 2011 performance in February of 2012. The committee determined that Alexion exceeded its corporate objectives and achieved 135% of its approved corporate goals for 2011. Specifically, performance milestones included:

•	Receipt of marketing approval of Soliris® (eculizumab) for the treatment of patients with atypical hemolytic uremic syndrome in the United States and European Union;

•
Execution of a definitive agreement to acquire all of the capital stock of Enobia Pharma Corp. and rights to asfotase alfa, a product then in Phase II clinical trials for the treatment of patients with hypophosphatasia;

•	Completion of the acquisition of all of the capital stock of Taligen Therapeutics, Inc. and the purchase of certain assets from Orphatec Pharmaceuticals GmBH;

•	Exceeding revenue, net income and expense targets - net product sales increased 45%, net income increased 81%, and earnings per share increased 75%; and

•
Recognition that 1-year TSR was 78% and higher than all but one of the companies in Alexion's 2011 peer group, and 3- and 5- year TSR was 58% and 48%, respectively, which was significantly higher than every company in the 2011 peer group.

Actual annual cash incentives for 2012 were approved in February 2013 and are discussed in more detail below.

Base Salary
Base salary represents a secure, fixed component of an executive's compensation. Determinations of base salary levels for our executives are established based on the position, the scope of responsibilities, and the prior relevant background, training and experience of each individual. Base salaries take into account an annual review of marketplace competitiveness with the peer group. We believe that base salaries for our executives are competitive in the industry and that Alexion's base salary levels have contributed to our ability to successfully attract and retain highly talented executives.
Consistent with previous annual base salary evaluations, the Compensation Committee determined that 2012 base salaries for our named executive officers should be within approximately 10% of the market median of Alexion's peer group. The increases in base salary for the named executive officers, detailed in the table below, were approved by the committee in February 2012 to achieve this desired level.

Named Executive Officer	2011 Base Salary	2012 Base Salary	% Change

Leonard Bell, M.D.	$950,000	$1,100,000	15.8%
Stephen P. Squinto, Ph.D.	$475,000	$540,000	13.7%
Vikas Sinha, M.B.A., C.A.	$475,000	$530,000	11.6%
David Hallal	$460,000	$525,000	14.1%
Patrice Coissac (1)	€315,000	€347,000	10.2%

(1) Mr. Coissac's base salary was evaluated and fixed in euros each year under his employment contract.

Annual Incentives Bonuses

Annual cash incentive bonuses are designed to reward annual achievements and to be commensurate with each executive officer's scope of responsibilities, demonstrated leadership, management abilities and effectiveness in his role. Annual incentive bonuses are also intended to retain executives, to motivate executives to achieve short-term (annual) success, and to reward, in the short-term, significant contributions to the success of Alexion. While Alexion's policy is to pay a significant portion of its senior executives' cash compensation in the form of annual incentive bonuses, no senior executive of Alexion is guaranteed an annual incentive bonus. The Compensation Committee retains discretion to increase or decrease an executive's bonus payment based on an executive's individual performance during a given year.
The Compensation Committee approves each executive's target annual incentive bonus (a percentage of base salary) at the beginning of the relevant fiscal year, and then determines the actual amount of the annual incentive bonus to be paid based on company and individual performance during the year, as well as other factors considered by the committee.
In February 2012, the committee established the following annual incentive bonus targets as a percentage of base salary for 2012: 100% for Dr. Bell, 60% for Dr. Squinto, and 60% for Mssrs. Sinha, Mr. Hallal and Mr. Coissac. The targets for Dr. Squinto and Mssrs. Sinha and Hallal were increased to 70% at the time Mssrs. Sinha and Hallal were promoted to Executive Vice President.
The awards of 2012 annual incentive bonuses were approved by the committee in February 2013. The actual payments were based on multiple factors, including the executive's incentive target, the committee's assessment of Alexion's performance and the executive's contribution to Alexion's performance, the executive's total compensation compared to individuals in similar positions at the peer group of companies, and other individual accomplishments. The Compensation Committee also takes into account the executive's contributions in resolving unanticipated matters, general economic conditions, and any other factors the Compensation Committee deems relevant.
Review and evaluation of the achievement of the pre-determined annual corporate goals is of primary importance. At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance goals. Corporate goals are proposed by management, reviewed and approved by the committee and also approved by the Board of Directors. The committee considers and assigns a relative weight to focus the efforts of our executives on specific strategic objectives. In February 2013, prior to approving 2012 incentive bonuses, the committee evaluated Alexion's 2012 performance by assessing if, and the extent to which, Alexion achieved or failed to achieve the corporate goals approved by the committee and the Board of Directors for 2012. The committee conducted this evaluation in February of 2013 and it was determined that Alexion's 2012 performance far exceeded the approved corporate goals.

Corporate Goal	Relative Weight	2012 Achievement

Revenue	50	150%
Specific global and regional revenue targets for PNH and aHUS; specific global and regional targets for the number of patients treated with Soliris; initiate market authorization process in a specific number of other countries.

Pipeline	20	110%
Complete marketing approval submissions in certain countries for aHUS; achieve clinical study enrollment targets; initiate clinical development in specific number of conditions with eculizumab; initiate clinical development for additional product candidates.

Quality, Manufacturing, Supply and Distribution	10	130%
Ensure ongoing supply for clinical and commercial products; optimize distribution models for various regions; optimize manufacturing processes for various product candidates; validate additional vialers.

Global Execution	10	130%
Enhance organizational structure of certain functional teams to support late stage programs, registrations and launches; implement global human resources reporting structure and talent development initiatives; maintain global pricing and reimbursement programs; complete specified number of strategic transactions.

Finance	10	140%
Limit operating expenses to a budgeted target; achieve a target pre-tax profit.

Total:	100	137%

We have not disclosed the targets or actual performance against each target because we believe that disclosing such targets will result in competitive harm to us. Such information represents confidential business information that could place us at a competitive disadvantage because it provides insight into our long-term strategic plan and financial objectives.
Corporate goals are typically set by the Compensation Committee at a level that is achievable only as a result of superior performance (i.e., stretch goals). The Compensation Committee takes this factor into account in determining annual incentive bonuses.
To optimize achievement of corporate goals, individual goals are established to support the corporate goals. The 2012 individual goals for the named executive officers are described below:
Dr. Bell, CEO
Dr. Bell's individual goals were identical to Alexion's corporate goals and Dr. Bell's performance for 2012 was evaluated against achievement of Alexion's goals.

Dr. Squinto, Executive Vice President, Head of Research and Development

•	complete registration and extension studies;

•	complete enrollment for specified studies;

•	initiate clinical development of product candidates;

•	advance clinical development of product candidates;

•	define registration strategies;

•	submit regulatory dossiers in multiple countries;

•	develop disease education materials;

•	grow and develop ongoing registries;

•	ensure uninterrupted commercial supply chain;

•	ensure clinical supply for certain product candidates;

•	increase number of validated drug vialers;

•	manage global quality programs;

•	complete preclinical evaluations for certain programs;

•	manage expenses within a pre-determined budget.

Mr. Sinha, Executive Vice President and Chief Financial Officer

•	monitor and manage global revenues, cash balances and expenses against a pre-determined budget;

•	manage cost of goods planning for multiple products;

•	build and implement strategic planning process;

•	manage and implement international tax strategies;

•	review and recommend strategic risk mitigation strategies;

•	evaluate and execute on business development opportunities;

•	manage foreign currency and investment risk;

•	manage IT system implementation, IT security and global disaster recovery;

•	obtain favorable price rulings;

•	build corporate brand within and outside Alexion.

Mr. Hallal, Executive Vice President, Chief Commercial Officer

•	achieve global, regional and therapeutic area revenue targets;

•	develop and support initiatives and strategies for patient identification, patient access and pricing;

•	optimize global marketing and operations teams;

•	develop and support global marketing initiatives for therapeutic areas;

•	complete global commercial assessments for product candidates and new indications;

•	develop and harmonize global commercial analytics to measure performance;

•	optimize global commercial leadership talent and development opportunities; and

•	manage expenses within a pre-determined budget.

Mr. Coissac, Senior Vice President, President of Alexion Pharma International Sàrl

•	achieve regional, country and therapeutic area revenue targets for Europe, the Middle East and Africa;

•	complete favorable reimbursement rulings in various countries;

•	develop operational teams for commercial markets;

•	recruit and develop leadership to support changing organization; and

•	manage expenses within a pre-determined budget.
Prior to the February 2013 committee meeting, Dr. Bell reviewed in detail the individual performance of each named executive officer, excluding himself, and considered such individual's contributions to Alexion's success in 2012. In making his recommendations, Dr. Bell worked closely with the Compensation Committee and received limited support from staff and other members of management.
During discussions regarding the 2012 annual incentive bonus for Alexion's executives, the committee also considered the following factors in assessing Alexion's 2012 performance:
Achievement of Alexion's 2012 corporate objectives. The Compensation Committee determined that Alexion achieved 137% of its corporate objective targets for 2012.
Increase in stockholder value. The committee reviewed Alexion's one, three and five year annualized TSR against the peer group. Alexion's 1-, 3- and 5- year annualized TSR was 31%, 57% and 37%, respectively. The committee recognized the role of the named executive officers in returning short-term and long-term stockholder value. The committee considered this metric particularly important in making final decisions for annual cash incentive awards.
Strong financial results. Alexion exceeded revenue and expense targets. Net product sales increased 45%, and non-GAAP net income increased 60%. See Appendix A attached to this proxy statement for a full reconciliation of non-GAAP results.

Strengthen Pipeline. Alexion strengthened its product pipeline by completing the acquisition of Enobia Pharma Corp.
Dr. Bell recommended annual cash incentives based on strong individual and corporate performance in 2012. The Compensation Committee discussed Dr. Bell's recommendations for the named executive officers and determined that annual cash incentive decisions for the named executive officers, including Dr. Bell, should reflect Alexion's strong performance in 2012 and recognition of significant achievements. The committee approved the following annual cash incentive payments for 2012 performance:

Named Executive Officer	2012 Target	Annual Cash Incentive Paid 02/23/2013	% of Target

Leonard Bell, M.D.	100%	$2,800,000	255%
Stephen P. Squinto, Ph.D.	70%	$600,000	159%
Vikas Sinha, M.B.A., C.A.	70%	$600,000	162%
David Hallal	70%	$650,000	177%
Patrice Coissac	60%	$252,000	92%
The committee determined that payment of significant bonuses, substantially above target, for Drs. Bell and Squinto, and Mssrs. Sinha and Hallal, was appropriate in 2012 to reflect superior corporate and individual performance.
The committee believed that Dr. Bell's annual incentive bonus should reflect Alexion's overall exceptional performance and the committee's assessment of Dr. Bell's contributions to the company's success in 2012. The committee concluded that Dr. Bell's leadership and exceptional performance was instrumental to Alexion's overall 2012 performance.
The Compensation Committee did not award special bonuses to its named executive officers in 2012.

2012 Long-Term Incentive Awards
The committee reviews and approves LTI grant guidelines for all positions and levels throughout the global organization other than senior executives (senior vice presidents and above). The LTI grant guidelines are established to ensure that Alexion's grant practices are competitive in each country where our employees are located. We review market data by position, level and geographic region and establish guidelines and award values that we believe enable us to attract, retain and motivate a talented, values driven workforce.
The committee has not established LTI grant guidelines for its executives, including the named executive officers. Together with the compensation adviser, the committee conducts a benchmarking exercise to evaluate each executive's award levels compared to market peers. In determining LTI awards for executives, the committee considers:

•	the peer group market data;

•	the individual's contribution and potential contribution to Alexion's growth and financial results;

•	the value of proposed awards;

•	corporate performance; and

•	the individual's level of responsibility within Alexion.
As is the case when the amount of base salary and annual cash incentive opportunity is determined, when determining LTI values, a review of all of the executive's compensation is conducted to ensure that an executive's total compensation conforms to our overall philosophy and objectives.

Options are granted with an exercise price equal to the fair market value of Alexion's common stock on the date of grant and, accordingly, will only have value if Alexion's stock price increases. For this reason, Alexion considers stock options to be performance-based. A portion of each named executive officer's LTI value is also delivered in restricted stock units. Restricted stock units provide value when stock options may not, which the committee believes is useful in retaining executives. Generally, LTI awards vest over four years. The individual must be employed by Alexion as an employee, director or adviser for such awards to vest. The Compensation Committee believes that conditioning these awards on employment also serves as a valuable retention tool. In February 2013, as part of its evaluation of Alexion's compensation programs, the committee introduced performance-based stock units for executives that will only be vested upon the achievement of pre-defined financial performance targets. Such awards previously granted in February 2013 are contingent on stockholder approval of Proposal No. 3 and will be rescinded if such approval is not obtained.

The committee believes that long-term equity-based incentive awards are a critical element of compensation. However, like a short-term cash incentive award (or cash bonus), a long-term equity incentive award is a variable component of each employee's compensation and no individual, including any executive, is guaranteed to receive an award or a certain value. In determining 2012 grant levels, which were evaluated in February 2012, the committee recognized the importance of maintaining this alignment and considered Alexion's strong 2011 performance.

The committee believes that its practice of awarding LTIs to Alexion executives has contributed to long-term successful performance, which has been demonstrated through substantial value creation for Alexion's stockholders.
LTIs were granted to executive officers (and other employees) in February 2012. The Compensation Committee approved LTIs to Dr. Bell, Dr. Squinto, Mr. Sinha, Mr. Hallal and Mr. Coissac in the amounts set forth in the table under the heading "Grants of Plan-Based Awards."

Termination-Based Compensation
We provide severance payments and other benefits to our executives under written employment agreements if they are terminated without cause or in certain other instances, including in connection with a change of control. We believe that executives, particularly a company's most senior executives, often face challenges securing new employment following termination and that non-financial severance terms identify important continuing obligations of both Alexion and our named executives, such as protection against competition and solicitation. In addition, severance provisions related to a change of control also assist in retaining high quality executives and keeping them focused on their responsibilities during any period in which a change of control may be contemplated or pending, and in providing the executives a sense of security and trust that they will be treated fairly during such transactions. For details on the severance payments our executives are entitled to, please refer to the section entitled "Potential Payments Upon Termination or Change of Control" in this proxy statement.

Personal Benefits
Our executives are eligible for the benefit programs provided to all employees, such as medical, dental, vision, life and disability insurance benefits. Other than certain benefits provided to Mr. Coissac as part of his ex-patriate arrangement, we do not provide, and executives are not entitled to, special perquisites such as permanent lodging, cars or defraying the cost of personal entertainment or family travel, other than Mr. Coissac. Mr. Coissac, as President of Alexion Pharma International Sàrl, received certain benefits in connection with his relocation from Paris, France to Lausanne, Switzerland in 2009 and in 2012 received certain ongoing personal benefits during his service in Switzerland, including a car allowance, housing allowance, one annual return journey to Paris for Mr. Coissac and his spouse, emergency travel if approved by Alexion, and the costs of relocation to Paris. The amounts paid to Mr. Coissac in 2012 for such benefits are reflected in the Summary Compensation Table.

Stock Ownership Guidelines
Our executives and directors are subject to stock ownership guidelines to further align the long-term interests of our executives with our stockholders and to reinforce the association that our compensation programs create between our executives and our stockholders. Our current policy requires Alexion's executives to own shares with a value equal to a specific multiple of such executive's base salary as indicated in the table below. Our policy requires directors to own shares with a value equal to 3 times the annual director cash retainer, which was $60,000 for 2012. Shares owned by the individual, unvested restricted stock and unvested restricted stock units count towards the ownership goal. Directors and officers are required to meet these guidelines within five years of becoming subject to them.

Officer Level	Market Value as a Multiple of Base Salary
Chief Executive Officer	5x
Executive Vice Presidents and Senior Vice Presidents reporting to the CEO	3x
Other Senior Vice Presidents	1x

All of our executives and directors currently satisfy the guidelines.

Section 162(m) Policy
Under Section 162(m) of the Internal Revenue Code, publicly held corporations may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for certain qualifying "performance-based" compensation and we have structured our stock option grants in a manner that is intended to qualify them as "performance-based" compensation under Section 162(m). If shareholders approve Proposal 3, we will be able to grant annual incentive bonuses that are intended to qualify as performance-based compensation under Section 162(m), but even if such approval is obtained, the Compensation Committee reserves the right to grant compensation that is not eligible performance-based compensation. We have in the past and may in the future award compensation that is not fully deductible under Section 162(m) in order to ensure competitive levels of total compensation for our executive officers and when we otherwise view such compensation as consistent with our compensation policies.

Anti-hedging Policy
Our insider trading policy prohibits all directors and employees, including our executives, from pledging or engaging in hedging or similar transactions in Alexion's stock, such as prepaid variable forwards, equity swaps, collars, puts, calls, and short sales.

Recoupment Policy
We have adopted an executive compensation recoupment policy that requires our independent directors to consider whether to seek reimbursement of any bonus or incentive awarded to a Section 16 officer if and to the extent: (a) the amount of the bonus or incentive compensation was calculated based upon the achievement of certain financial results that were subsequently the subject of a restatement, (b) the executive engaged in intentional misconduct that caused or partially caused the need for the restatement, and (c) the amount of the bonus or incentive compensation that would have been awarded to the executive had the financial results been properly reported would have been lower than the amount actually awarded. The Board may adopt additional such provisions in the future or amend existing requirements as required by law or regulation or in accordance with best practices.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Alvin S. Parven, Chairman
William R. Keller
Joseph A. Madri, M.D., Ph.D.
Ann M. Veneman, J.D.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation paid to or earned by (1) our Chief Executive Officer, (2) our Chief Financial Officer and (3) our three most highly compensated executive officers, other than our Chief Executive Officer and Chief Financial Officer for the years ended December 31, 2010, 2011 and 2012.

Name and Principal Position	Year	Salary	Non-Equity Incentive Plan Compensation(1)	Bonus		Stock Awards (5)	Option Awards (5)	All Other Compen-sation (6)	Total
Leonard Bell, M.D.	12/31/2012	$1,100,000	$2,800,000	$—		$2,839,500	$6,844,930	$15,021	$13,599,451
Chief Executive Officer and Treasurer	12/31/2011	950,000	2,400,000	450,000	(2)	2,047,440	7,170,366	12,250	13,030,056
	12/31/2010	800,000	1,200,000	—		1,007,600	4,512,456	9,800	7,529,856
Stephen P. Squinto, Ph.D.	12/31/2012	540,000	600,000	—		1,025,375	2,149,836	15,608	4,330,819
Executive Vice President and Head of Research and Development	12/31/2011	475,000	650,000	200,000	(3)	679,858	1,667,520	12,250	3,684,628
	12/31/2010	435,000	320,000	150,000	(4)	412,200	1,184,520	9,800	2,511,520
Vikas Sinha, M.B.A., C.A.	12/31/2012	530,000	600,000	—		867,625	2,149,836	12,250	4,159,711
Executive Vice President and Chief Financial Officer	12/31/2011	475,000	600,000	200,000	(2)	597,170	1,667,520	12,250	3,551,940
	12/31/2010	440,000	300,000	—		366,400	1,128,114	9,800	2,244,314
David Hallal	12/31/2012	525,000	650,000	—		788,750	1,913,727	13,053	3,890,530
Executive Vice President, Chief Commercial Officer	12/31/2011	460,000	550,000	—		511,860	1,667,520	12,250	3,201,630
	12/31/2010	400,000	430,000	—		274,800	940,095	9,800	2,054,695
Patrice Coissac (7)	12/31/2012	457,542	252,000	—		631,000	1,590,630	521,787	3,452,959
Senior Vice President and President of Alexion Pharma International Sarl	12/31/2011	421,596	428,288	—		426,550	1,500,768	479,632	3,256,834
	12/31/2010	464,967	374,752	—		274,800	940,095	579,759	2,634,373

(1)
This column represents the annual incentive bonus earned by the named executive officer for services performed in 2010, 2011 and 2012. The annual incentive bonus was paid in February of the calendar year following the year to which the bonus relates (i.e., the 2012 annual incentive bonus was paid in February 2013).

(2)
Amount represents the special bonus award paid in February 2011 and earned in connection with the completion of Alexion's acquisitions of all of the capital stock of Taligen Therapeutics, Inc. and certain assets of Orphatec Pharmaceuticals GmbH in January and February 2011, respectively.

(3)
Amount represents two special bonus awards earned by Dr. Squinto in 2011: $150,000 paid in February 2011 and earned in connection with the completion of Alexion's acquisitions of all of the capital stock of Taligen and certain assets of Orphatec, and $50,000 earned in connection with FDA approval of Soliris for the treatment of patients with aHUS, one-half of which was paid in June 2011 and earned upon submission of the Biologics License Application and one-half of which was paid in October 2011 and earned upon receipt of FDA approval.

(4)	Amount represents the special bonus award earned by Dr. Squinto in connection with the approval of Soliris for the treatment of patients in Japan with PNH in 2010.

(5)
This column represents the grant date fair value of equity awards calculated in accordance with FASB ASC Topic 718. See our audited consolidated financial statements in our Annual Reports on Form 10-K for the years ended December 31, 2012, 2011 and 2010 for details as to the assumptions used to determine the fair value of the awards.

(6)
For each named executive officer other than Mr. Coissac, represents Alexion's matching contribution of $12,500 pursuant to its 401(k) defined contribution plan and $250 for partial gym reimbursement (other than for Mr. Sinha). For 2012, also includes company gift bonus for 20 years of service for Drs. Bell and Squinto for $2,521 and $3,108, respectively, and for 5 years of service for Mr. Hallal for $553, service awards are provided to all employees for 5, 10, 15, 20 or 25 years of service. For Mr. Coissac in 2012, such amounts include the following: $38,315 car allowance; $120,052 housing allowance for Swiss residency; $32,733 cost of living adjustment;

$206,642 exchange rate gross-up paid in 2012; $90,915 in French social contributions; and $33,130 for health insurance premiums. For Mr. Coissac, 2010 and 2011 amounts represent the same items plus relocation expenses in connection with his relocation from Paris, France to Lausanne, Switzerland in 2009.

(7)
Mr. Coissac's figures for 2012 compensation were converted to U.S dollars using the conversion rates of 0.75840 for euros and 0.93959 for Swiss francs. Mr. Coissac's employment terminated on February 8, 2013.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2012

The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2012 held by the executive officers named in the Summary Compensation Table.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)	All Other Stock Awards:	All Other Option Awards:
Name	Grant Date	Target ($)	Number of Shares of Stock or Units (#)	Number of Securities Underlying Options (#)	Exercise or Base Price of Stock Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2)
Leonard Bell, M.D.	2/3/2012	$1,100,000	36,000	275,410	$78.88	$9,684,430
Stephen P. Squinto, Ph.D.	2/3/2012	$378,000	13,000	86,500	$78.88	$3,175,211
Vikas Sinha, M.B.A., C.A.	2/3/2012	$371,000	11,000	86,500	$78.88	$3,017,461
David Hallal	2/3/2012	$368,000	10,000	77,000	$78.88	$2,702,477
Patrice Coissac	2/3/2012	$274,525	8,000	64,000	$78.88	$2,221,630
(1) This column represents the target annual incentive bonus approved by the Compensation Committee for each named executive officer in February 2012 multiplied by such individual's base salary approved at the same time. See "Annual Incentive Bonuses" in the Compensation Discussion and Analysis. Actual amounts paid to executive officers are included in the "Non-Equity Incentive Plan Compensation" column under the "Summary Compensation Table" above.
(2) This column represents the grant date fair value of stock option awards and restricted stock unit awards granted in 2012 calculated in accordance with FASB ASC Topic 718. See Note 1 and 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for details as to the assumptions used to determine the fair value of the awards.

Fiscal Year 2012 Equity Awards

All of the stock option and restricted stock units disclosed in the Grants of Plan-Based Awards table were issued under our Amended and Restated 2004 Incentive Plan, or 2004 Incentive Plan. All options were granted with an exercise price per share equal to the fair market value of our common stock on the date of grant, as determined by our Board of Directors in accordance with the terms of the 2004 Incentive Plan. Subject to the terms of our 2004 Incentive Plan and the option agreements issued in connection with these grants, all options granted in 2012, including those granted to Dr. Bell, Dr. Squinto, Mr. Sinha, Mr. Hallal and Mr. Coissac, vest in sixteen quarterly installments over four years. Restricted stock units awarded to the named executive officers in 2012 vest over a four-year period, with 50% vesting on the second anniversary of the date of grant and 12.5% vesting every six months for two years thereafter.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested restricted stock restricted stock unit awards outstanding on December 31, 2012, the last day of our fiscal year, to each of the executive officers named in the Summary Compensation Table.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Leonard Bell, M.D.	03/09/05	82,500	—		$5.10	03/09/15	—		$—
	09/21/05	90,000	—		$6.90	09/21/15	—		$—
	01/09/06	98,000	—		$5.18	01/09/16	—		$—
	06/07/06	65,936	—		$8.18	06/07/16	—		$—
	01/15/07	160,280	—		$10.29	01/15/17	—		$—
	07/11/07	170,000	—		$11.92	07/11/17	—		$—
	01/09/08	340,000	—		$17.65	01/09/18	—		$—
	01/26/09	318,750	21,250	(2)	$17.98	01/26/19	5,250	(3)	$492,135
	01/28/10	330,000	150,000	(2)	$22.90	01/28/20	16,500	(3)	$1,546,710
	02/02/11	188,124	241,876	(2)	$42.66	02/02/21	48,000	(3)	$4,499,520
	02/03/12	51,639	223,771	(2)	$78.88	02/03/22	36,000	(3)	$3,374,640

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Stephen P. Squinto, Ph.D.	01/26/09	13,750	6,876	(2)	$17.98	01/26/19	2,000	(3)	$187,480
	01/28/10	25,998	39,376	(2)	$22.90	01/28/20	6,750	(3)	$632,745
	02/02/11	43,750	56,250	(2)	$42.66	02/02/21	14,000	(3)	$1,312,360
	09/23/11	—	—		$—	—	1,250	(3)	$117,175
	02/03/12	16,218	70,282	(2)	$78.88	02/03/22	13,000	(3)	$1,218,620

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Vikas Sinha, M.B.A., C.A.	07/11/07	37,496	—		$11.92	07/11/17	—		$—
	01/09/08	114,336	—		$17.65	01/09/18	—		$—
	01/26/09	103,124	6,876	(2)	$17.98	01/26/19	2,000	(3)	$187,480
	01/28/10	82,500	37,500	(2)	$22.90	01/28/20	6,000	(3)	$562,440
	02/02/11	43,750	56,250	(2)	$42.66	02/02/21	14,000	(3)	$1,312,360
	02/03/12	16,218	70,282	(2)	$78.88	02/03/22	11,000	(3)	$1,031,140

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
David Hallal	06/19/06	524	—		$8.16	06/19/16	—		$—
	01/15/07	3,128	—		$10.29	01/15/17	—		$—
	07/11/07	5,692	—		$11.92	07/11/17	—		$—
	01/09/08	70,000	—		$17.65	01/09/18	—		$—
	01/26/09	90,000	6,000	(2)	$17.98	01/26/19	1,750	(3)	$164,045
	01/28/10	68,750	31,250	(2)	$22.90	01/28/20	4,500	(3)	$421,830
	02/02/11	43,750	56,250	(2)	$42.66	02/02/21	12,000	(3)	$1,124,880
	02/03/12	14,437	62,563	(2)	$78.88	02/03/22	10,000	(3)	$937,400

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)
Patrice Coissac (5)	01/26/09	84,374	5,626	(2)	$17.98	07/26/18	6,000	(4)	$562,440
	01/28/10	6,250	31,250	(2)	$22.90	01/28/20	4,500	(4)	$421,830
	02/02/11	5,625	50,626	(2)	$42.66	02/02/21	10,000	(4)	$937,400
	02/03/12	12,000	52,000	(2)	$78.88	02/03/22	8,000	(3)	$749,920

(1)
The market value of the stock awards is determined by multiplying the number of shares subject to such award times $93.74, which represents the closing price of the Company's common stock on December 31, 2012.

(2)
These options vest in 16 quarterly installments over four years commencing on the date of grant. The options expire ten years from date of grant. The vested portion of this option grant is shown in the column directly to the left which shows the portion of the option which is currently exercisable.

(3)	These awards of restricted stock vest over a four-year period, with 50% vesting on the second anniversary of the date of grant and 12.5% vesting every six months for two years thereafter.

(4)	These awards of restricted stock units vest over a four year period, with 50% vesting on the second anniversary of the grant date and 50% vesting on the fourth anniversary of the grant date.

(5)	All of Mr. Coissac's awards ceased to vest on February 8, 2013, the last day of his employment with the company.

OPTION EXERCISES AND STOCK VESTED FOR FISCAL 2012

The following table shows exercises of stock options and restricted stock vesting for the year ended December 31, 2012, for each of the executive officers named in the Summary Compensation Table.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Leonard Bell, M.D.	332,284	$34,081,255	43,000	$3,580,208
Stephen P. Squinto, Ph.D.	255,260	$19,924,749	16,750	$1,397,368
Vikas Sinha, M.B.A., C.A.	117,660	$9,340,243	16,250	$1,350,428
David Hallal	124,808	$10,276,025	12,500	$1,044,168
Patrice Coissac	153,483	$10,724,799	8,500	$690,125
(1)    Amounts reflect the difference between the exercise price of the option and the market price at the time of the exercise.

(2)	Amounts reflect the aggregate dollar amount realized upon vesting by multiplying the number of shares of stock vested by the market value of the underlying shares on the vesting date.

Pension Benefits
We do not have any qualified or non-qualified defined benefits plans that apply to our named executive officers.

Nonqualified Deferred Compensation
We do not have any non-qualified defined contribution plans or other deferred compensation plans that apply to our named executive officers.

Potential Payments Upon Termination or Change of Control
We have entered into certain agreements and maintain certain plans that may require us to make payments and/or provide benefits to the executive officers named in the Summary Compensation Table in the event of a termination of employment or a change of control. See "Employment Agreements" below for a description of the severance and change in control arrangements for Dr. Bell, Dr. Squinto, Mr. Sinha, Mr. Hallal and Mr. Coissac. All five executive officers would only be eligible to receive severance payments if each officer signed a general release of claims.
The tables below summarize the potential payments to each named executive officer assuming that one of the events described in the table occurred. The tables assume that the relevant event occurred on December 31, 2012 and, in calculating the amounts due to the executive in connection with such event, use the closing price of a share of our common stock, $93.74, on such date. However, the executive's employment was not terminated on December 31, 2012 under such agreement and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those set forth below if either or both of them occur on any other date or at any other price, or if any other assumption used in calculating the benefits set forth below is not correct in fact.
Mr. Coissac's employment ended on February 8, 2013 and a description of payments made to Mr. Coissac upon the termination of his employment is provided below.
For purposes of the following tables, involuntary termination means a termination without cause, constructive termination, or good reason termination, or non-renewal, as those terms are defined below.

	Cash Severance Payments		Acceleration of time-vesting Equity Awards (1)	Health and Welfare		Excise Tax Gross Up (2)	Total Termination Benefits
Leonard Bell, M.D.
•Death	$271,233	(3)	$37,830,484	$46,740	(4)	$—	$38,148,457
•Disability	$—	(5)	$37,830,484	$37,652	(6)	$—	$37,868,136
•Change in Control	$—		$37,830,484	$—		$—	$37,830,484
•Involuntary termination	$5,800,000	(7)	$37,830,484	$34,654	(8)	$—	$43,665,138
•Involuntary termination after a change in control	$8,700,000	(9)	$37,830,484	$51,981	(10)	$—	$46,582,465

	Cash Severance Payments		Acceleration of time-vesting Equity Awards (1)	Health and Welfare		Excise Tax Gross Up (2)	Total Termination Benefits
Stephen P. Squinto, Ph.D.
•Death	$133,151	(3)	$10,696,658	$49,977	(4)	$—	$10,879,786
•Disability	$—	(5)	$10,696,658	$40,259	(6)	$—	$10,736,917
•Change in Control	$—		$10,696,658	$—		$—	$10,696,658
•Involuntary termination	$1,025,000	(11)	$10,696,658	$26,736	(12)	$—	$11,748,394
•Involuntary termination after a change in control	$2,050,000	(13)	$10,696,658	$36,812	(14)	$—	$12,783,470

	Cash Severance Payments		Acceleration of time-vesting Equity Awards (1)	Health and Welfare		Excise Tax Gross Up (2)	Total Termination Benefits
Vikas Sinha, M.B.A., C.A.
•Death	$130,685	(3)	$10,188,802	$44,649	(4)	$—	$10,364,136
•Disability	$—	(5)	$10,188,802	$35,967	(6)	$—	$10,224,769
•Change in Control	$—		$10,188,802	$—		$—	$10,188,802
•Involuntary termination	$735,000	(15)	$10,188,802	$23,491	(16)	$—	$10,947,293
•Involuntary termination after a change in control	$1,470,000	(17)	$10,188,802	$24,657	(18)	$—	$11,683,459

	Cash Severance Payments		Acceleration of time-vesting Equity Awards (1)	Health and Welfare		Excise Tax Gross Up (2)	Total Termination Benefits
David Hallal
•Death	$129,452	(3)	$9,119,712	$54,786	(4)	$—	$9,303,950
•Disability	$—	(5)	$9,119,712	$44,133	(6)	$—	$9,163,845
•Change in Control	$—		$9,119,712	$—		$—	$9,119,712
•Involuntary termination	$761,250	(15)	$9,119,712	$28,703	(16)	$—	$9,909,665
•Involuntary termination after a change in control	$1,522,500	(17)	$9,119,712	$30,014	(18)	$—	$10,672,226

	Cash Severance Payments		Acceleration of time-vesting Equity Awards (20)	Health and Welfare (21)	Non-Competition Payment (22)	Total Termination Benefits
Patrice Coissac (19)
•Death	$—	(23)	$—	$—	$—	$—
•Disability	$—	(23)	$—	$—	$—	$—
•Change in Control	$—		$—	$—	$—	$—
•Involuntary termination	$881,835	(24)	$—	$—	$282,756	$1,164,591
•Involuntary termination after a change in control	$1,310,253	(25)	$—	$—	$424,133	$1,734,386
(1)    Represents the value associated with cashing out all stock options and shares of restricted stock that accelerate as a result of the event described in the table, based on a stock price of $93.74, which was the closing price of Alexion's common stock on December 31, 2012, the last day of Alexion's 2012 fiscal year. Awards were valued based on the number of shares associated with each accelerated award multiplied by the difference between $93.74 and the exercise price related to such award (if any).
(2)    Based on the assumptions described above, and assuming that (a) all outstanding awards are cashed out in connection with the applicable event and valued using a price per share equal to $93.74, and (b) equity awards granted within one year of the change in control transaction were presumed to be in contemplation of the transaction, no amounts payable to these executives will be subject to the so-called golden parachute tax and the executive would not be entitled to an excise tax gross-up.
(3)    Represents 90 days of base salary as in effect on December 31, 2012. The executive is also entitled to receive a pro rata bonus for the year of termination, the amount of which is not included in the table because the full 2012 bonus had been earned by the executive on December 31, 2012, without regard to his employment termination.
(4)    Represents the cost of Alexion's continuation of COBRA premiums for 36 months.
(5)    The executive is entitled to receive a pro rata bonus for the year of termination, the amount of which is not included in the table because the full 2012 bonus had been earned by the executive on December 31, 2012, without regard to his employment termination.
(6)    Represents the cost of Alexion's continuation of COBRA premiums for 29 months.
(7)    Represents two times the sum of (i) the annual base salary in effect on December 31, 2012 and (ii) the greater of (x) the average of the incentive bonuses earned by the executive in 2010 and 2011 or (y) the target bonus, as set by the Board of Directors or the Compensation Committee, for 2012.
(8)    Represents the value of continued health and welfare benefits for 24 months, based on the premiums paid by Alexion for medical, dental, life, short-term disability, long-term disability and accidental death and dismemberment insurance in 2012.
(9)    Represents three times the sum of (i) the annual base salary in effect on December 31, 2012 and (ii) the greater of (x) the average of the incentive bonuses earned by the executive in 2010 and 2011 or (y) the target bonus, as set by the Board of Directors or the Compensation Committee, for 2012.
(10)    Represents the value of continued health and welfare benefits for 36 months, based on the premiums paid by Alexion for medical, dental, life, short-term disability, long-term disability and accidental death and dismemberment insurance in 2012.
(11)    Represents the sum of (i) the annual base salary in effect on December 31, 2012 and (ii) the greater of (x) the average of the incentive bonuses earned by the executive in 2010 and 2011 or (y) the target bonus, as set by the Board of Directors or the Compensation Committee, for 2012.
(12)    Represents the value of continued health benefits for 18 months (the maximum period permitted by COBRA) and other welfare benefits for one year, based on the premiums paid by Alexion for medical, dental, life, short-term disability, long-term disability and accidental death and dismemberment insurance in 2012.
(13)    Represents two times the sum of (i) the annual base salary in effect on December 31, 2012 and (ii) the greater of (x) the average of the incentive bonuses earned by the executive in 2010 and 2011 or (y) the target bonus, as set by the Board of Directors or the Compensation Committee, for 2012.
(14)    Represents the value of continued health and welfare benefits for 24 months, based on the premiums paid by Alexion for medical, dental, life, short-term disability, long-term disability and accidental death and dismemberment insurance in 2012.
(15)    Represents 0.75 times the sum of (i) the annual base salary in effect on December 31, 2012 and (ii) the greater of (x) the average of the incentive bonuses earned by the executive in 2010 and 2011 or (y) the target bonus, as set by the Board of Directors or the Compensation Committee, for 2012.
(16)    Represents the value of continued health benefits for 18 months (the maximum period permitted by COBRA) and other welfare benefits for nine months, based on the premiums paid by Alexion for medical, dental, life, short-term disability, long-term disability and accidental death and dismemberment insurance in 2012.
(17)    Represents 1.5 times the sum of (i) the annual base salary in effect on December 31, 2012 and (ii) the greater of (x) the average of the incentive bonuses earned by the executive in 2010 and 2011 or (y) the target bonus, as set by the Board of Directors or the Compensation Committee, for 2012.
(18)    Represents the value of continued health and welfare benefits for 18 months, based on the premiums paid by the company for medical, dental, life, short-term disability, long-term disability and accidental death and dismemberment insurance in 2012.
(19)    Mr. Coissac's employment agreement did not entitle him to a so-called golden parachute excise tax gross-up. For purposes of this table, amounts denominated in Euros and payable to Mr. Coissac were converted to U.S. dollars using an exchange rate of 1 Euro to 1.3185 U.S. dollars, which was the exchange rate in effect on December 31, 2012.
(20)    Mr. Coissac's outstanding equity awards did not accelerate upon a termination of employment or change of control.

(21)    Mr. Coissac's severance agreement does not provide for health and welfare benefits, but does acknowledge his entitlement to benefits under the collective bargaining agreement applicable to him and statutory unemployment insurance benefits. These benefits are paid by the French government and not by Alexion.
(22)    Assumes that Alexion will pay Mr. Coissac a payment in respect of his agreeing not to compete with Alexion for a period of one year following employment termination. The amount of the non-competition payment will depend on the type of termination. At Alexion's election, it may release Mr. Coissac from the non-competition obligation in the event of a voluntary termination of employment or a termination for cause, in which case no payment would be due to him.
(23)    Mr. Coissac's employment agreement did not entitle him any specific benefits on death or disability beyond the coverage provided by the French government pursuant to the collective bargaining agreement applicable to him and statutory unemployment insurance benefits.
(24)    Represents 12 months of annual base salary, Mr. Coissac's foreign service premium accrued during the previous year and the amount of his average bonus over the past two years (the “Involuntary Termination Payment”). In addition, Mr. Coissac is also entitled to benefits under the collective bargaining agreement applicable to him and statutory unemployment insurance benefits. These benefits would be paid by the French government and not by Alexion. Pursuant to Mr. Coissac's Expatriation Addendum, he is also entitled to the costs of repatriation to France upon termination (estimated for purposes of this table to be $25,000).
(25)    Represents 1.5 times the Involuntary Termination Payment (as described in footnote (24) above). Pursuant to Mr. Coissac's Expatriation Addendum, he is also entitled to the costs of repatriation to France upon termination (estimated for purposes of this table to be $25,000).

Important definitions under the employment agreements with each of the named executive officers other than Mr. Coissac.

Cause
(1) indictment for, or conviction of, a felony or other crime involving moral turpitude, or any crime or serious offense involving money or other property which constitutes a felony in the jurisdiction involved; (2) willful and continual neglect or failure to discharge duties (including fiduciary duties), responsibilities and obligations with respect to Alexion provided such neglect or failure remains uncured for 30 days after written notice describing the same is provided to the executive and provided further that isolated and substantial neglect or failure will not constitute “cause” ; (3) violation of any of the non-competition provisions of the employment agreement or the breach of any confidentiality provisions contained in the non-competition and confidentiality agreement; or (4) any act of fraud or embezzlement involving Alexion or any of its affiliates.

Dr. Bell's agreement only: all determinations of cause shall be made by the Board of Directors, and require at least a two-thirds vote of the entire Board of Directors, excluding the participation of Dr. Bell.

Constructive termination
(1) a material breach of the terms of the employment agreement by Alexion and such breach continues for 30 days after written notice is received; (2) loss of any material duties or authority of the executive, and the loss continues for 30 days after written notice; (3) a relocation of the executive's place of employment to a location beyond a 25-mile radius of such place of employment; (4) Alexion makes a general assignment for benefit of creditors; or any proceeding instituted by Alexion seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, or reorganization; (5) an involuntary petition is filed or an action or proceeding otherwise commenced against Alexion seeking reorganization, arrangement or readjustment of Alexion's debts and remains undismissed or unstayed for a period of 30 days; a receiver, assignee, liquidator, trustee or similar officer for Alexion or for all or any part of its property shall be appointed involuntarily; or (7) a material breach by Alexion of any other material agreement with the executive and such breach continues uncured for 30 days after written notice or 10 days if such breach is for the payment of money.

Dr. Bell's agreement only: constructive termination shall also exist if a breach is uncured for 30 days following a written notice that (1) Dr. Bell is not continuously nominated to the Board of Directors and Chief Executive Officer of Alexion during the term of the employment agreement; (2) the Chief Executive Officer is not the highest ranking officer of Alexion with the power to appoint and remove all other employees of Alexion; or (3) any senior executive officer is retained by Alexion, or an offer is made to pay compensation to any senior executive of Alexion, that in either case is unacceptable to Dr. Bell, in his reasonable judgment.

Good reason
in connection with a change of control (see also "Employment Agreements" below) termination by the executive upon 90 days' written notice, unless cured within 30 days, upon occurrence of any of the following events: (1) any material adverse change in authority, duties, titles or offices (including reporting responsibility), or any significant increase in business travel obligations, from those existing immediately prior to the change in control or other material breach by Alexion; (2) a relocation of the place of employment to a location beyond a 25-mile radius of such place of employment; (3) a material diminution of compensation and benefits; (4) any failure by Alexion to continue in effect any compensation plan in which the executive participated immediately prior to change in control and which is material to the executive's total compensation, unless an equitable arrangement has been made with respect to such plan, or any failure by Alexion to continue the executive's participation in the plan on a basis no less favorable to the executive, both in terms of the amount of benefits provided and the level of the executive's participation relative to other participants, as existed immediately prior to the change in control; (5) any failure by Alexion to continue to provide benefits substantially similar, taken as a whole, to those enjoyed by the executive under any of Alexion's retirement, life insurance, medical, health and accident, or disability plans, programs or arrangements in which the executive was participating immediately prior to such change in control, the taking of any action by Alexion which would directly or indirectly materially reduce any of such benefits or deprive the executive of any perquisite enjoyed by the executive at the time of such change in control, or the failure by Alexion to maintain a vacation policy with respect to the executive that is at least as favorable as the vacation policy (whether formal or informal) in place with respect to the executive immediately prior to change in control; or (6) the failure of Alexion to obtain the assumption in writing of its obligation to perform under the employment agreement by any successor to all or substantially all of the assets of Alexion upon a merger, consolidation, sale or similar transaction.

Non-renewal
Alexion's decision, at the end of the term of a particular executive's employment agreement, not to continue to employ the executive (and, with respect to Dr. Bell and Mr. Squinto, employ the executive in his capacity as Chief Executive Officer or Head of Research, respectively)
at least on terms substantially similar to those described in the executive's employment agreement.

Change in control
the occurrence of any of the following events: (1) any third party becomes the beneficial owner, directly or indirectly, of more than 40% of Alexion's securities representing combined voting power of the then outstanding securities entitled to vote generally in the election of directors of Alexion; (2) incumbent directors as of the beginning of any twenty-four month period cease for any reason to constitute at least a majority of the directors (excluding any individual becoming a director subsequent to the beginning of such period, whose election or nomination for election by Alexion's stockholders was approved by a vote of at least two-thirds of the directors then comprising the incumbent directors); or (3) consummation by Alexion of a recapitalization, reorganization, merger, consolidation or other similar transaction with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the voting securities immediately prior to such transaction do not, following consummation of all transactions intended to constitute part of such transaction, beneficially own, directly or indirectly, 50% or more of the voting securities of the surviving entity, in substantially the same proportion as their ownership of such voting securities immediately prior to such transaction; or (4) consummation of a complete liquidation or dissolution of Alexion, or the sale or other disposition of all or substantially all of the assets of Alexion, other than to a corporation, business trust or other entity with respect to which, following consummation of all transactions intended to constitute part of such sale or disposition, more than 50% of the combined voting securities is then owned beneficially, directly or indirectly, by the same stockholders in substantially the same proportion as their ownership of the voting securities immediately prior to such sale or disposition.

Employment Agreements
Each named executive officer has entered into an employment agreements, and the significant terms of each arrangement is described below.

Agreements for Dr. Bell, Dr. Squinto, Mr. Sinha and Mr. Hallal
Term
Each of Dr. Bell, Dr. Squinto, and Mr. Sinha, entered into three-year employment agreements, as amended, dated as of February 14, 2006, with provisions for automatic one year extensions.
Mr. Hallal entered into a three-year employment agreement, as amended, dated June 19, 2006, with a provision for automatic one year extensions.

Under each of their respective employment agreements, each named executive officer is to continue to be employed in his current position with Alexion. Dr. Bell's employment agreement provides for Alexion's obligation to use its best efforts to cause him to be elected to the Board of Directors for the term of his employment agreement.
Severance Payment and Benefits
Termination, No Change in Control. Under the terms of the employment agreements with each of the named executive officers, in the event that the executive's employment with Alexion terminates other than in connection with a change in control (1) for reasons other than cause, death, or physical or mental disability, or (2) following a constructive termination (other than due to loss of any material duties or authority of the executive if the executive is Mr. Sinha or Mr. Hallal), or (3) in the event of a "non-renewal" (with "change in control," "cause," "constructive termination" and "non-renewal" defined in the executives' respective employment agreements, and summarized above under the section entitled "Potential Payments Upon Termination or Change of Control"), Alexion will be obligated to pay such terminated executive, as a cash lump sum, a multiple of the Severance Payment set forth in the table below under the heading "Termination - Severance Payment." Additionally, the executive will be entitled to continue to participate in Alexion's health and welfare benefit plans for the period set forth in the table below under "Termination - Severance Period Benefits Entitlement." The executive may continue to participate, at Alexion's expense, in health plans subject to COBRA for the maximum period permitted under COBRA if greater than the applicable Severance Period. If such benefits cannot be provided or are not available, Alexion will instead pay the executive a lump sum cash amount equal to the present value of the expected cost of providing such benefits.

Change in Control. Under the terms of the employment agreements with each of the named executive officers , in the event that the executive's employment with Alexion is terminated within a certain period after a change in control (i) by Alexion for reasons other than cause, death or physical or mental disability, or (ii) by the executive for good reason (with "good reason" defined in the employment agreements, and summarized in the section entitled "Potential Payments Upon Termination or Change of Control"), or (iii) in the event of non-renewal, Alexion will be obligated to pay such terminated executive a cash lump sum equal to a multiple of the Severance Payment set forth in the table below under the heading "Change in Control - Severance Payment." Additionally, the executive will be entitled to continue to participate in Alexion's health and welfare benefit plans for the period set forth in the table below under the heading "Change in Control - Severance Period Benefits Entitlement." The executive may continue to participate, at Alexion's expense, in health plans subject to COBRA for the maximum period permitted under COBRA if greater than the applicable Severance Period. If such benefits cannot be provided or are not available, Alexion will instead pay the executive a lump sum cash amount equal to the present value of the expected cost of providing such benefits.

The Severance Payment is a payment equal to the sum of (a) the executive's then current base salary and (b) the greater of (i) the average bonus received by such executive for the two years preceding the year in which termination occurs and (ii) the amount equal to the bonus target for the year in which the termination of employment occurs as determined by Alexion's Board of Directors or its Compensation Committee.

	Termination		Change in Control
	Severance Payment	Severance Period Benefits Entitlement	If Termination Occurs Within Below Number of Years of Change in Control	Severance Payment	Severance Period Benefits Entitlement
Dr. Bell	2x	2 years	3 years	3x	3 years
Dr. Squinto	1x	1 year	2 years	2x	2 years
Mr. Sinha	0.75x	0.75 years	1.5 years	1.5x	1.5 years
Mr. Hallal	0.75x	0.75 years	1.5 years	1.5x	1.5 years

Equity Awards and Other Terms
If an executive's employment terminates for any of the reasons described above, or if a change in control occurs, (1) all of such executive's time-vesting equity awards will vest and become immediately exercisable, and (2) all other equity awards will vest as determined in good faith by the Board of Directors based on the percentage of goals and objectives achieved by such executive and Alexion.
In the event that the executive's employment with Alexion terminates due to death, the executive's estate will be entitled to receive the executive's base salary for 90 days following the termination of employment. In the event that the executive's employment is terminated due to death or disability (as that term is defined in the employment agreements), the executive will be entitled to receive a pro rata annual performance bonus for the year in which the termination occurs.
Each of the employment agreements with named executive officers also provides that if such executive becomes subject to the excise tax described in Section 4999 of the Internal Revenue Code of 1986, as amended, and if the amount of the payments and benefits due to the executive exceed the safe harbor amount associated with such tax by at least 10%, Alexion shall make a special payment to such executive such that the after-tax value of payments received by him will be the same as if he were not subject to such excise tax.
All of Alexion's employment agreements require its employees and executives to acknowledge Alexion's possession of information created, discovered or developed by the employees and executives which are applicable to the business of Alexion and any client, customer or strategic partner of Alexion. Each employee and executive also agrees to assign all rights he or she may have or acquire in proprietary information, to keep such proprietary information confidential and not to compete with Alexion for a limited period of time.

Agreements for Mr. Coissac
Mr. Coissac entered into an employment agreement for an indefinite term, which was terminable upon three months prior written notice and in the case of gross or willful misconduct, immediately. In November 2005, Mr. Coissac was appointed President of Alexion Europe SAS, located in Paris, France, and entered into employment and severance agreements. Mr. Coissac is a French citizen and at the time of his appointment was a French resident. In April 2009, in connection with the relocation of Alexion's European headquarters from Paris, France, to Lausanne, Switzerland, Mr. Coissac accepted an assignment to become President of Alexion Pharma International Sàrl. He relocated to Switzerland and assumed his responsibilities under an expatriation arrangement.
In January 2013, Mr. Coissac's duties were assumed by Mr. Frank Wright, and Mr. Coissac's employment ended on February 8, 2013. In connection with his departure, Mr. Coissac received € 1,005,468, which includes a termination indemnity under the French Labor Code and the average of Mr. Coissac's 2010 and 2011 annual cash incentive, plus vacation and other benefits required under the French Labor Code. In addition, Mr. Coissac received € 222,666 as consideration for Alexion's right to enforce a non-competition clause of 12 months.

DIRECTOR COMPENSATION FOR FISCAL 2012

The following table sets forth a summary of the compensation earned by our directors and/or paid to certain of our directors pursuant to certain agreements we have with them in 2012, other than Dr. Bell.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards 2012 Compensation Expense ($) (2)(3)	# of Shares of Restricted Stock held @ 12/31/12	Option Awards 2012 Compensation Expense ($) (1)
Max Link, Ph.D.	$160,000	$245,696	3,115	$71,316
William R. Keller	60,000	245,696	3,115	71,316
Joseph A. Madri, M.D., Ph.D.	60,000	245,696	3,115	71,316
Larry L. Mathis	80,000	245,696	3,115	71,316
R. Douglas Norby	80,000	245,696	3,115	71,316
Alvin S. Parven	80,000	245,696	3,115	71,316
Andreas Rummelt, Ph.D.	80,000	245,696	3,115	71,316
Ann M. Veneman, J.D.	60,000	245,696	3,115	71,316

(1)	Represents retainer fees paid for services as a director during the fiscal year ended December 31, 2012.

(2)
See Note 1 and Note 11 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for details as to the assumptions used to determine the fair value of the awards during the year ended December 31, 2012. See also our discussions of share-based compensation under "Management's Discussion and Analysis of Financial Condition and Results of Operations-Critical Accounting Policies and Estimates.

(3)
Represents the grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The following directors held the following number of unvested restricted stock units as of December 31, 2012: Link, 3,115; Keller, 3,115; Madri, 3,115; Mathis, 3,115; Norby, 3,115; Parven, 3,115; Rummelt, 3,115; Veneman, 3,115.

(4)
Represents the grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The following directors held the following number of stock option awards as of December 31, 2012: Link, 29,017; Keller 9,770; Madri, 179,017; Mathis, 104,017; Norby, 82,017; Parven, 59,017; Rummelt, 8,289; Veneman, 18,787.

Director Compensation Policy
Under Alexion's director compensation structure for 2012, all non-employee members of the Board, with 75% attendance at Board meetings since the prior annual meeting of stockholders, were entitled to receive the following:

•	an annual retainer of $60,000 for non-Chairman members, and $160,000 for the Chairman, each paid quarterly;

•
an annual retainer of $20,000 for service as the chairman of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Pharmaceutical Compliance and Quality Committee, paid quarterly;

•
a restricted stock award having a grant date value of $216,000, determined based on sixty day trailing average market price of the Company's common stock, awarded in January or February of each year and vesting on the first anniversary of the grant date; and

•
a stock option grant to purchase shares of common stock with a grant date equivalent to $144,000 calculated using the Black-Scholes model, typically granted upon re-election to the Board. Each stock option has an exercise price equal to the closing price of the stock on the date of grant and vests in four equal quarterly installments over one year.

Dr. Bell does not participate during discussions, and does not vote on, matters of compensation for the independent directors.

The independent directors review director compensation every two years. In November 2012, the Compensation Committee conducted an annual review of Board compensation. In connection with this process, Radford prepared a competitive analysis and review of the cash and equity compensation for non-employee directors. Following this review, the committee recommended to the Board the following adjustments to director compensation: (a) an increase of the annual cash retainer for non-Chairman members from $60,000 to $85,000, and $160,000 to $185,000 for the Chairman; (b) an increase of the value of the restricted stock award from $216,000 to $240,000; and (d) an increase in the value of the stock option award from $144,000 to $160,000. The independent directors approved the recommendations effective January 1, 2013. Dr. Bell did not participate during discussions, and did not vote on, 2013 compensation for the independent directors.

 Certain Relationships and Related Party Transactions
The Board of Directors reviews and approves transactions between Alexion on the one hand and a related party, such as our directors, officers, holders of more than five percent of our voting securities and their affiliates, the immediate family members of any of the foregoing persons and any other persons whom the Board determined may be considered a related party, on the other hand. Prior to Board consideration of a transaction with a related party, the material facts as to the related party's relationship or interest in the transaction are disclosed to the Board, and the transaction is not considered approved by the Board unless a majority of the directors who are not interested in the transaction approve the transaction. In determining whether to approve or ratify a related party transaction, the non interested directors take into account such factors as they deem appropriate, which include whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person's interest in the transaction. Please see "Executive Compensation-Summary Compensation Table," "Executive Compensation-Director Compensation Policy" for information regarding compensation of our executive officers and directors. There have been no other related party transactions during fiscal year 2012.

Audit Committee Report
The Audit Committee reviewed and discussed Alexion's audited financial statements for the year ended December 31, 2012 with management and the Board of Directors and discussed with PricewaterhouseCoopers LLP, Alexion's independent registered public accounting firm during the year ended December 31, 2012, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee received from the independent registered public accounting firm written disclosures and the letter required by the applicable standards of the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm the auditors' independence from management and Alexion, including a review of audit and non-audit fees and the matters covered by the written disclosures and letter provided by the independent registered public accounting firm. Based on the above mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Directors that Alexion's audited financial statements be included in Alexion's annual report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Alexion specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

THE AUDIT COMMITTEE

R. Douglas Norby, Chairman
Max Link, Ph.D.
Larry L. Mathis
Andreas Rummelt, Ph.D.

Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP to serve as Alexion's independent registered public accounting firm for the year ending December 31, 2012.

Fees

The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during the years ended December 31, 2012 and 2011:

	Year Ended	Year Ended
Fees	December 31, 2012	December 31, 2011
Audit fees (1)	$1,891,000	$1,426,858
Audit related fees (2)	265,000	—
Tax fees (3)	696,000	221,500
All other fees (4)	36,000	46,264
	$2,888,000	$1,694,622

(1)
Audit fees include fees billed and expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of Alexion's annual financial statements included in its Form 10-K, the review of Alexion's financial statements included in its Forms 10-Q, as well as services related to other SEC filings and statutory audits.

(2)
Audit related fees for the year ended December 31, 2012 include fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of Enobia Pharma Corp. in conjunction with the acquisition of Enobia and related Form 8-K.  Alexion did not use PricewaterhouseCoopers LLP for such services during the year ended December 31, 2011.

(3)
Tax services for the year ended December 31, 2012 primarily include tax compliance related to Enobia and consulting services associated with state tax credits and incentives. Tax services for the year ended December 31, 2011 include assistance with reviews of various federal tax credits, Subpart F income transactions and state sales tax.

(4)
Fees for the year ended December 31, 2012 represent fees associated with training services and accounting research software provided by PricewaterhouseCoopers LLP. Fees for the year ended December 31, 2011 represent fees associated with an analysis of internal controls.

Pre-Approval Policies and Procedures
It is the Audit Committee's policy that it must pre-approve all audit and permissible non-audit services to be performed by Alexion's independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for Alexion in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee's judgment, will not impair the auditors' independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor's independence and obtain Audit Committee approval for such service. In November 2012, the Audit Committee adopted an Audit Committee Pre-Approval Policy that authorizes the Chairman of the Audit Committee to pre-approve certain recurring services less than $250,000 and certain non-recurring services less than $50,000. The Chairman of the committee must report any such approved services at the next following meeting of the Audit Committee.
All audit and permitted non-audit services performed by PricewaterhouseCoopers LLP during the year ended December 31, 2012 were pre-approved in accordance with the Audit Committee's pre-approval policies, with the exception of a single project with fees totaling $10,000 which was allowable under the de minimus exception as provided in the applicable SEC rules. For this one project, the permissible non-audit services were approved by the Audit Committee after the services were rendered. All audit and permitted non-audit services performed by PricewaterhouseCoopers LLP during the year ended December 31, 2011 were pre-approved in accordance with the Audit Committee's pre-approval policies. The Audit Committee has also considered whether the provision of the non-audit services described above is compatible with maintaining PricewaterhouseCoopers' independence and has determined in their judgment that the provision of such services is compatible with maintaining PricewaterhouseCoopers' independence.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Based upon a vote of stockholders at the 2012 Annual Meeting, following the Board's recommendation for an annual advisory vote to approve the compensation of our named executive officers, we are providing stockholders with an advisory vote on executive compensation. As described in greater detail in the Compensation Discussion and Analysis section of this proxy, the primary objective of Alexion's executive compensation policy is to attract and retain its key executives and motivate our executives to achieve short- and long-term objectives and success. The Compensation Committee approves and implements compensation programs based on the following stated philosophies:

•	Ensure compensation programs are structured to attract, retain and motivate the best talent;

•	Pay for performance and reward company and individual achievement;

•	Ensure compensation is competitive with the companies that compete with us for talent;

•	Maintain an appropriate balance between cash and equity incentives; and

•	Be fair and consistent.

The Compensation Committee and the Board of Directors believe that Alexion's 2012 executive compensation is strongly aligned with our philosophy, objectives and company performance. We encourage stockholders to carefully review the CD&A. The CD&A describes Alexion's executive compensation program and the considerations taken into account by the Compensation Committee and the Board of Directors with respect to the compensation paid to the named executive officers for 2012.

The Board of Directors is requesting that Alexion stockholders cast a non-binding advisory, vote in favor of the following resolution:

RESOLVED, that the compensation paid to Alexion's named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the CD&A, the compensation tables and other narrative discussion, is hereby approved.

Because this proposal asks for a non-binding, advisory vote, there is no "required vote" that would constitute approval. We value the opinions expressed by our stockholders in this advisory vote, and our Compensation Committee, which is responsible for overseeing and administering our executive compensation programs, will consider the outcome of the vote when designing our compensation programs and making future compensation decisions for our named executive officers. Abstentions and broker non-votes, if any, will not have any effect on the results of those deliberations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL
OF PROPOSAL 2, ON AN ADVISORY BASIS.

PROPOSAL NO. 3 - APPROVE ALEXION'S AMENDED AND RESTATED 2004 INCENTIVE PLAN

Alexion's 2004 Incentive Plan (the 2004 Plan) was originally approved by Alexion's stockholders on December 10, 2004 and amendments to the 2004 Plan were approved by stockholders on each of June 7, 2006, May 3, 2007, May 9, 2008, and May 12, 2010. On April 13, 2013, the Board approved an Amended and Restated 2004 Incentive Plan (the Amended Plan), which is attached as Appendix B to this proxy statement, and approved the increase in authorized shares of common stock reserved for issuance under the Amended Plan, subject to the approval of Alexion's stockholders. We are requesting stockholder approval of the Amended Plan to (1) in accordance with the rules of the Nasdaq Global Select Market Rules, increase the maximum number of shares of our common stock authorized for issuance under the Amended Plan by an additional 12,000,000 shares, (2) enable Alexion to grant awards under the Amended Plan that are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code) (and therefore not be subject to the Section 162(m) limits on deductibility of compensation paid to certain executive officers), and (3) enable Alexion to grant stock options intended to qualify as incentive stock options (ISOs) under Section 422 of the Code.
If stockholders do not approve this Proposal No. 3, we will not be able to make the proposed additional 12,000,000 shares available for issuance under the Amended Plan or grant awards that are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, or to grant stock options intended to qualify as ISOs, but the 2004 Plan will otherwise continue to remain in effect in accordance with its terms. Even if stockholders approve the Amended Plan, the Compensation Committee will continue to have authority to award and/or pay compensation that is not exempt from the limits on deductibility under Section 162(m). In addition, if stockholders do not approve this Proposal No. 3, certain performance-based stock unit awards approved by the Compensation Committee and granted in February 2013 that were contingent on obtaining stockholder approval of this Proposal No. 3 will be rescinded. More information on these awards is included in the "New Plan Benefits" table below.
As of April 1, 2013 there were 2,912,630 shares available for grant under the 2004 Plan. If the proposed amendment is approved, the number of shares that will be available for additional awards under the Amended Plan is 14,912,630, which is the sum of 12,000,000 shares plus the number of shares not subject to outstanding awards as of April 1, 2013 that were then available for future awards under the Amended Plan (2,912,630 shares). In addition, shares subject to awards outstanding as of April 1, 2013 remain available under the Amended Plan to satisfy those awards, or if forfeited, to satisfy future awards. As described below, for purposes of determining shares available to be issued under the Amended Plan, each share subject to a stock option, SAR or for which the participant either pays the intrinsic value directly to Alexion or forgoes a right to receive a cash payment from Alexion will count as one share and each share subject to any other award will count as 1.7 shares. To the extent an award is forfeited, the number of shares available under the Amended Plan will be increased on the same basis. On April 1, 2013, the last reported sale price of Alexion common stock on the NASDAQ Stock Market was $95.60 per share.

The following table provides information regarding the number of shares subject to outstanding awards and the number of shares available for future grants under the 2004 Plan as of April 1, 2013. We only grant awards under the 2004 Plan.

Number of Stock Options Outstanding	10,210,118
Weighted Average Exercise Price	$43.30
Weighted Average Remaining Term (in years)	6.93
Number of Stock Awards Outstanding	1,898,027
Number of Shares Remaining for Future Grant:
2004 Plan	2,912,630
Common Shares Outstanding	195,074,337

A summary of Alexion's gross burn rate for the 2009-2012 period is set forth below. Gross burn rate includes the sum of all awards granted in a fiscal year divided by the weighted average common shares outstanding during that fiscal year.

Burn Rate	2012	2011	2010	3-year Average
Stock option awards granted	1,965,000	2,556,000	1,465,000	1,995,333
RSU awards granted	626,000	807,000	514,000	649,000
Total awards granted	2,591,000	3,363,000	1,979,000	2,644,333
Weighted average common shares outstanding	190,461,000	183,220,000	178,542,000	184,074,333
Run rate	1.36%	1.84%	1.11%	1.44%
Reasons For the Proposal
The Board and the Compensation Committee believe there is an insufficient number of shares remaining for grants under the 2004 Plan to achieve Alexion's compensation objectives over the coming years. As discussed in our CD&A, long-term equity incentives are an important element of our compensation program. The Board and the Compensation Committee believe that equity incentives are necessary to remain competitive in the marketplace and align the interests of our employees with our stockholders.
Upon a review of the remaining shares available for grant under the 2004 Plan, the historic rates of equity award issuances, the guidelines of proxy advisory firms, and publicly available guidelines of certain of our stockholders, the Board decided to approve the proposed share increase under the 2004 Plan of 12,000,000 shares. Assuming that there are no significant unanticipated changes, the proposed share increase should assure that a sufficient reserve of common stock remains available under the Amended Plan to allow us to continue to provide long-term equity incentives to our employees in a manner consistent with our compensation program and objectives over the next three to four years.
As in the case of other publicly-held companies, compensation of more than $1 million paid by Alexion in any year to our chief executive officer or to any of our other three most highly paid named executive officers (other than our chief financial officer) is not deductible by Alexion unless it qualifies as exempt “performance-based” compensation meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by stockholders every five years. Under Section 162(m), the material terms include the class of employees eligible to receive compensation, a description of the business criteria on which the performance goals may be based, and the maximum amount of compensation that could be paid to any employee if the performance goal is attained. A description of the performance goals is set forth below under “Performance Awards” and the class of employees eligible to receive awards and the maximum amount of compensation that can be paid under the Amended Plan is also described below.
The affirmative vote of a majority of our outstanding shares present or represented and entitled to vote at the 2013 Annual Meeting is required for approval of the Amended Plan.
Key Aspects of the Amended Plan
The following is a description of certain key aspects of the Amended Plan. A summary of the terms of the Amended Plan is provided in "Description of the Amended and Restated 2004 Incentive Plan" below.

•	Independent Committee. The Amended Plan is administered by the Compensation Committee, which is composed entirely of independent directors.

•
Reasonable Share Counting Provisions. The following shares may not again be made available for issuance under the Amended Plan: (1) shares used to pay the exercise price or withholding taxes related to an option or other award granted under the plan or (2) the full number of shares subject to stock appreciation rights, or SARs. In addition, each share granted under a "full-value award" (i.e., an award other than an option, SAR, or award for which a participant either pays the intrinsic value directly to the

Company or foregoes a right to receive a cash payment from the Company) reduces the available pool of shares by 1.7 shares.

•	No Repricing. No repricing of options is permitted without stockholder approval.

•
No Discounted Stock Options or SARs.  All stock option and SAR awards must have an exercise or strike price that is not less than the fair market value of the underlying common stock on the date of grant.

•	Performance-Based Awards. The Amended Plan provides for the grant of performance-based awards intended to qualify for the exemption from the deduction limitations of Section 162(m) of the Code.

•
Limits on Awards.  The Amended Plan contains limits on the number of equity awards that may be granted, and the amount that may be paid in respect of a cash award, to a participant in each fiscal year, as described in more detail below.

Description of the Amended and Restated 2004 Incentive Plan

The following is a brief description of the terms of the Amended Plan. The Amended Plan is attached to this proxy statement as Appendix B.
Eligibility. The Company's employees, officers, directors, consultants, advisors and other independent contractors are eligible to be granted awards under the Amended Plan. As of April 1, 2013, approximately 1,500 employees were eligible to receive awards under the Amended Plan.
Share Limits. The maximum number of shares of the Company's common stock that may be delivered in satisfaction of awards made under the Amended Plan is 14,912,630, which is the sum of 12,000,000 shares plus the number of shares not subject to outstanding awards as of April 1, 2013 that were then available for future awards under the Amended Plan (2,912,630 shares). In addition, shares subject to awards outstanding as of April 1, 2013 remain available under the Amended Plan to satisfy those awards or, if forfeited and as adjusted in the case of forfeited outstanding awards other than stock options, SARs and awards for which a participant either pays the intrinsic value directly to the Company or foregoes a right to receive a cash payment from the Company to reflect the 1.7 multiplier described below, to satisfy future awards. Up to 12,000,000 shares may be issued pursuant to ISOs. The number of shares reserved under the Amended Plan and the other sub-limitations specified above are subject to adjustment in the event of stock splits, stock dividend, and other similar events.
For purposes of determining shares available to be issued under the Amended Plan, each share subject to a stock option or SAR or award for which a participant either pays the intrinsic value directly to the Company or foregoes a right to receive a cash payment from the Company will count as one share and each share subject to any other Award will count as 1.7 shares, with corresponding adjustments upon forfeiture. Because the Amended Plan does not specify the mix of stock options and SARs, on one hand, and other, full-value awards, on the other, it is not possible to calculate the amount of subsequent dilution that may ultimately result from such awards.
Shares of common stock subject to an award that is canceled, expired, forfeited, settled in cash or otherwise terminated without the delivery of such shares will not be counted as delivered against the number of shares reserved for issuance, and shares of common stock actually delivered under an award but subsequently forfeited and returned to Alexion will again be available for grant. To the extent a share that was subject to an award that counted as one share of common stock becomes available again for grant as described above, the share reserve will be credited with one share. To the extent that a share that was subject to an award that counts as 1.7 shares of common stock becomes available again for grant as described above, the share reserve will be credited with 1.7 shares.
The following shares of common stock are counted as delivered and will not again become available for delivery under the Amended Plan: shares of common stock tendered as full or partial payment to Alexion upon exercise of stock options granted under the Amended Plan; shares of common stock reserved for issuance upon the grant of SARs under the Amended Plan, to the extent that the number of shares of common stock reserved for such SARs exceeds the number of shares of common stock actually issued upon exercise of such SARs; and shares of common stock withheld by, or otherwise remitted to, Alexion to satisfy tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of options or SARs granted under the Amended Plan or upon any other payment or issuance of shares of common stock under the Amended Plan.

Consistent with Section 162(m) of the Code, the Amended Plan provides that the maximum number of shares as to which each type of stock-based award available for grant under the Amended Plan (i.e., ISOs, SARs, restricted stock, deferred stock, bonus stock, awards in lieu of other company obligations, dividend equivalents or other stock-based awards) that may be granted to any participant during any fiscal year will be 600,000 shares and the maximum amount payable to any person in any fiscal year as cash awards will be $4,000,000. The annual share limits for each type of stock-based award are independent of one another, and each such limit is independent of the annual cash limit on performance-based cash awards. These limits are subject to adjustment in the event of stock splits, stock dividends, and other similar events.
Administration. The Amended Plan is administered by the Compensation Committee. The members of the Compensation Committee must be independent non-employee directors. To the fullest extent authorized under applicable law, the Compensation Committee may delegate to officers or managers of Alexion or any of its subsidiaries or affiliates, or committees thereof, the authority, subject to such terms as the Compensation Committee determines, to perform such functions as the Compensation Committee may determine to the extent that such delegation will not cause awards intended to qualify as "performance-based compensation" under Section 162(m) of the Code or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify. Subject to the terms and conditions of the Amended Plan, the Compensation Committee is authorized to select participants, to grant awards, to determine the type and number of awards to be granted, the dates on which awards may be exercised and on which the risk of forfeiture or deferral period relating to awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any award, whether, to what extent, and under what circumstances an award may be settled, or the exercise price thereof may be paid, in cash, shares of the Alexion's common stock, other awards, or other property, and other terms and conditions of, and all other matters relating to, awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the Amended Plan, and make all other determinations which may be necessary or advisable for the administration and interpretation of the Amended Plan.
Description of Awards. The Compensation Committee is authorized to grant the following types of awards under the Amended Plan: stock options, including both ISOs and non-qualified stock options (non-ISOs), SARs, restricted stock awards, restricted stock units, and other stock-based awards.

Stock Options and SARs. The exercise price of an option and the base price of a SAR are determined by the Compensation Committee, but may not be less than the fair market value of a share of common stock on the date of grant. The exercise price for ISOs granted to any participant holding more than 10% of the voting power of all shares of capital stock of Alexion may not be less than 110% of the fair market value of Alexion's common stock on the date of grant. No option or SAR, once granted, may be repriced, nor may the Compensation Committee provide for the cancellation of outstanding stock options or SARs and the grant in substitution therefore of new awards having a lower exercise price that constitutes a repricing, or provide for the cancellation in exchange for cash of options or SARs having an exercise or measurement price below the then fair market value, unless such repricing or deemed repricing is approved by Alexion's stockholders. The maximum term of each option and SAR (including a SAR granted in tandem with an option) will be ten years. Subject to this limit, the Compensation Committee generally determines the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee. SARs may be exercisable for shares or for cash, as determined by the Compensation Committee.
Restricted and Deferred Stock/Restricted Stock Units. The Compensation Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee establishes the length of the restricted period for awards of restricted stock, subject to the limits on vesting of full-value awards described below. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of Alexion, including the right to vote the shares and to receive dividends on such shares, unless otherwise determined by the Compensation Committee.
Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units." The Compensation Committee establishes any vesting requirements for deferred stock/restricted stock units, subject to the limits on vesting of full-value awards described below. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents are paid or accrue if authorized by the Compensation Committee.
Performance-Based Awards The Amended Plan provides for performance-based awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions may also be attached to other awards under the Amended Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the Compensation Committee will in writing pre-establish specific performance goals that are based upon any one or more objectively determinable measures of performance relating to any or any combination of the following (measured either on an absolute basis or relative to an index and determined either on a consolidated basis or, as the context permits, on a subsidiary, affiliate or business unit basis or geographic basis in combinations thereof): (1) sales; (2) revenues; (3) assets; (4) expenses; (5) earnings from operations, earnings before or after taxes, earnings before or after deduction for all or any portion of interest, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (6) net income or net income per common share (basic or diluted); (7) return on assets, return on investment, return on capital, or return on equity; (8) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (9) economic value created or added; (10) operating margin or profit margin; (11) stock price, dividends or total stockholder return; (12) development of new technologies or products; (13) raising or refinancing of capital; (14) successful hiring of key individuals; (15) resolution of significant litigation; (16) one or more operating ratios; (17) borrowing levels; (18) leverage ratios or credit rating; (19) market share; (20) capital expenditures; (21) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; and (22) strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.
Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The Amended Plan authorizes the Compensation Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Alexion's common stock. The Compensation Committee determines the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards are outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Compensation Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Compensation Committee may specify and subject to the limits on vesting of full-value awards described below.
Special Limitation on Vesting of Full-Value Awards. If the granting or vesting of a full-value award is subject to performance conditions, the minimum vesting period of such award will be no less than one year. If neither the granting nor vesting of a full-value award is subject to performance conditions, such award will have a minimum vesting period of no less than three years; provided, however, that such awards may vest on an accelerated basis in the event of a participant's death, disability, retirement, or in the event of a change in control. For these purposes, (i) a performance period that precedes the grant of the award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 5% of the shares of common stock authorized under the Amended Plan, plus any shares of common stock awarded under the Amended Plan to non-employee directors with a minimum vesting period of not less than one year may be granted as full-value awards without the foregoing minimum vesting requirements.
Change in Control. Unless otherwise provided in a grant agreement issued under the Amended Plan, or in any other plan or agreement relating directly or indirectly to an award, a change in control, as defined, will have no impact on outstanding awards.
Certain Transactions. In the case of certain mergers, consolidations or other transactions in which Alexion is acquired or is liquidated and there is a surviving or acquiring corporation, the Amended Plan permits the administrator to arrange for the assumption of awards outstanding under the Amended Plan or the grant to participants of replacement awards. The Compensation Committee may provide for a cash-out payment with respect to some or all awards outstanding or provide that any or all outstanding awards not assumed by the surviving or acquiring corporation, or cashed out, shall become exercisable prior to the consummation of such merger, consolidation or other transaction. The Amended Plan provides that except as the Compensation Committee may otherwise determine, all outstanding awards that have not been assumed or replaced will terminate upon the consummation of such transaction. The Compensation Committee may, however, provide for restrictions to be imposed on any stock or cash delivered in respect of any award or on amounts paid in respect of shares of restricted stock.
Amendment and Termination. The Board may amend, suspend, or terminate the Amended Plan or the Compensation Committee's authority to grant awards thereunder without stockholder approval, except as otherwise required by law or regulation or under NASDAQ rules. However, the rights of a participant may not be materially and adversely affected without such participant's consent with respect to such participant's outstanding awards. Unless earlier terminated, the Amended Plan will terminate at such time that no shares reserved under the Amended Plan remain available and Alexion has no further obligation with respect to any outstanding award. No awards may be granted with respect to the 12,000,000 shares that are subject to this Proposal No. 3 after April 10, 2023.
U.S. Federal Income Tax Implications of the Amended and Restated 2004 Incentive Plan
The following discussion summarizes certain federal income tax consequences associated with the grant of awards under the Amended Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the amended and restated Amended Plan, nor does it cover state, local, employment or non-U.S. taxes. Recipients of awards under the Amended Plan are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to their awards.
Incentive Stock Options (ISOs). In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction to Alexion) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Alexion is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Alexion is not entitled to a deduction.
Nonstatutory (non-ISO) Options. In general, in the case of a non-ISO, a participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to Alexion. Upon a subsequent sale or exchange of the shares, any gain or loss recognized in the sale or exchange is treated as capital gain or loss (long-term or short-term depending on the applicable holding period) for which Alexion is not entitled to a deduction.
In general, an ISO that is exercised by a participant more than three months after termination of employment (other than by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.
Stock Appreciation Rights (SARs). In general, a participant has no taxable income at the time of grant of an SAR but realizes income in connection with exercise of the SAR in an amount equal to the amount of any cash and/or the fair market value of any stock received upon exercise. A corresponding deduction is available to Alexion.
Restricted Shares. If a participant is awarded or purchases restricted shares, he or she generally does not have taxable income until the restriction (the risk of forfeiture) lapses. When the risk of forfeiture lapses, the participant will have ordinary income equal to the excess of the fair market value of the shares at the time over the purchase price, if any, and Alexion will be entitled to a corresponding deduction.
To the extent permitted by the Compensation Committee, the participant may make an election under Section 83(b) of the Code to be taxed on restricted stock at the time it is acquired rather than later, when the substantial risk of forfeiture lapses. The so-called “83(b) election” must be made not later than 30 days after the transfer of the shares to the participant and must satisfy certain other requirements. If the participant makes an effective 83(b) election, he or she will realize ordinary income equal to the fair market value of the shares as of the time of acquisition, less any price paid for the shares, and Alexion will be entitled to a corresponding deduction. Fair market value for this purpose is to be determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income will result by reason of the lapsing of the restrictions.
For purposes of determining capital gain or loss on a sale of shares awarded under the Amended Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if the participant makes an effective 83(b) election in connection with an award or purchase of stock subject to a substantial risk of forfeiture and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what he or she paid for the shares (if anything) over the amount (if any) reimbursed in connection with the forfeiture.
Stock Units. In general, an award of stock units does not itself result in taxable income. When the participant actually acquires the shares of stock, unless the shares are restricted, he or she will have ordinary income equal to the value of the shares at that time, and Alexion will be entitled to a corresponding deduction. If the shares delivered are restricted for tax purposes, the participant will instead be subject at that time to the rules described above for restricted stock.
Under the Code, the vesting or accelerated exercisability of options and other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to Alexion.
Awards under the Amended Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, neither Alexion nor the administrator nor any person acting on its or their behalf will be liable to any participant or other holder of an award by reason of any failure of an award to comply with Section 409A or certain other tax rules.
The foregoing provides only a general description of the application of U.S. federal income tax laws to awards made under the Amended Plan. This discussion is intended for the information of stockholders considering how to vote at the 2013 Annual Meeting and not as tax guidance to participants in the Amended Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

New Plan Benefits Table
Because future awards under the Amended Plan will be granted in the discretion of the Compensation Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time.
The following table sets forth performance-based stock unit awards that were approved by the Compensation Committee to the persons and groups named below under the Amended Plan in February 2013, subject to receiving the requisite approval of stockholders of this Proposal No. 3. Such performance-based stock unit awards will only vest upon the achievement of pre-defined financial performance targets.
Should such stockholder approval not be obtained, then the grants under the Amended Plan will be rescinded.

Name and Position	Performance-Based Units
Leonard Bell Chief Executive Officer	37,290
Stephen Squinto Executive Vice President, Head of Research & Development	13,320
Vikas Sinha Executive Vice President and Chief Financial Officer	13,320
David Hallal Executive Vice President, Chief Commercial Officer	13,320
Executive Group	102,120
Non-Executive Group	—
Non-Executive Officer Employee Group	—
THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 3 TO BE IN THE BEST INTERESTS OF THE ALEXION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

PROPOSAL NO. 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the 2013 Annual Meeting. If a quorum is present, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the 2013 Annual Meeting. Stockholder ratification of the appointment is not required by law or otherwise. The Board of Directors is submitting this matter to stockholders for ratification because it believes it to be a good corporate practice.

PricewaterhouseCoopers LLP, Alexion's independent registered public accounting firm, audited Alexion's consolidated financial statements since the year ended July 31, 2004. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm, but may still retain it. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in Alexion's best interests and that of Alexion's stockholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the 2013 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 4 TO BE IN THE BEST INTERESTS OF ALEXION AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF.

STOCKHOLDER PROPOSALS

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2014 Annual Meeting of Stockholders, the proposal must be received by us, Attention: Corporate Secretary, at our principal executive offices by December 16, 2013.

The deadline for receipt of timely notice of stockholder proposals for submission to the Company's 2014 Annual Meeting of Stockholders without inclusion in the Company's 2014 Proxy Statement is March 1, 2014. Unless such notice is received by us, Attention: Corporate Secretary, at our principal executive offices, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

ADDITIONAL INFORMATION

"Householding" of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Alexion and some brokers "household" proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Alexion that they or Alexion will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account, or Alexion if you hold shares directly in your name. You can notify Alexion by sending a written request to Corporate Secretary, Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410 or by calling (203) 272-2596.

OTHER BUSINESS

Other than the matters described in this proxy statement, the Board of Directors knows of no other business to be acted upon at the 2013 Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the 2013 Annual Meeting, please sign the proxy and return it in the enclosed envelope. If you need directions to the meeting, please call Alexion's Investor Relations at (203) 272-2596.

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDING DECEMBER 31, 2012 WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: ALEXION PHARMACEUTICALS, INC., 352 KNOTTER DRIVE, CHESHIRE, CONNECTICUT 06410, ATTN: INVESTOR RELATIONS.

Appendix A
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following table presents the reconciliation of GAAP to Non-GAAP net income (in thousands) for the year ended December 31, 2012:

GAAP net income	$254,822

Share-based compensation expense	54,013
Acquisition-related costs	22,812
Amortization of purchased intangible assets	417
Non-cash taxes	98,364
Tax related to acquisition structuring	21,812
Gain on intellectual property settlement	(53,377)
Impairment of intangible asset	26,300

Non-GAAP net income	$425,163

Appendix B
ALEXION PHARMACEUTICALS, INC.
AMENDED AND RESTATED 2004 INCENTIVE PLAN

1.Purpose. The purpose of this Amended and Restated 2004 Incentive Plan (the “Plan”) is to aid Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of, and consultants to, the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the meanings set forth in this Section:

(a)“Annual Incentive Award” means a Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of up to and including one fiscal year.

(b)“Annual Cash Limit” has the meaning specified in Section 5(b).

(c)“Annual Share Limit” has the meaning specified in Section 5(b).

(d)“Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Annual Incentive Award, or other Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(e)“Beneficiary” means the legal representatives of the Participant's estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant's Award upon a Participant's death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary by separate written designation hereunder, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant's Award upon such Participant's death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant's spouse shall be subject to the written consent of such spouse.

(f)“Board” means the Company's Board of Directors.

(g)“Change in Control” means, unless otherwise provided in the relevant grant agreement relating to an Award or in any other plan or agreement relating to the Award, after the Effective Date, the occurrence of any of the following, provided to the extent required to comply with Code Section 409A, a “Change in Control” will only be deemed to occur if it also qualifies as a change in the ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, in each case, under Treas. Reg. Section 1.409A-3(i)(5):

(i)any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 50% or more of the combined voting power of the Company's or such subsidiary's then outstanding securities;

(ii)during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii)the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; or

(iv)consummation of a sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition).

(h)“Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(i)“Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to the listing guidelines of the NASDAQ Stock Market and the Company's corporate governance documents. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Plan. Except to the extent otherwise provided herein, the full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(j)“Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(k)“Covered Transaction” means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

(l)“Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

(m)“Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(n)“Effective Date” means the effective date specified in Section 10(o).

(o)“Eligible Person” has the meaning specified in Section 5(a).

(p)“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(q)“Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee, in accordance, where applicable, with the requirements of Code Section 422 and Code Section 409A. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(r)“Full-Value Awards,” means Awards other than Options, SARs, or Awards for which the Participant either pays the intrinsic value directly to the Company or forgoes a right to receive a cash payment from the Company.

(s)“Option” means a right, granted to a Participant under Section 6(b), to purchase Stock at a specified price during specified time periods.

(t)“Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(u)“Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(v)“Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(w)“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

(x)“Prior 2004 Plan” means the Plan as in effect immediately prior to the Effective Date.

(y)“Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(z)“Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(aa)“Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(ab)“Stock” means the Company's common stock, and any other equity securities that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(ac)“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3.Administration.

(a)Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price thereof may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards, amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee deems necessary or advisable for the administration and interpretation of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders.

(b)Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, including the power to grant Awards to the extent permitted by such Section, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(c)Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.Stock Subject to Plan.

(a)Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan on and after the Effective Date shall be the sum of: (i) 12,000,000 shares, and (ii) the number of shares remaining under the Prior 2004 Plan immediately prior to the Effective Date, which shall also include the number of shares that become available in accordance with Section 4(b) after the Effective Date. Subject to adjustment as provided in Section 10(c), after the Effective Date up to 12,000,000 shares of Stock may be issued under the Plan pursuant to Options that qualify as “incentive stock options” as defined in Code Section 422. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)Share Counting Rules.

(i)Fungible Share Pool. Subject to adjustment as provided under Section 10(c), (A) any Award under the Plan and any award under the Prior 2004 Plan, in each case, that is not a Full-Value Award shall be counted against the share limits specified in Section 4(a) as one share for each share of Stock subject to such Award, and (B) any Award under the Plan and any award under the Prior 2004 Plan, in each case, that is a Full-Value Award shall be counted against the share limits specified in Section 4(a) as 1.7 shares for each one share of Stock subject to such Full-Value Award. To the extent a share that was subject to an Award that counted as one share of Stock is returned to the Plan pursuant to Section 4(b)(ii), the share reserve will be credited with one share. To the extent that a share that was subject to an Award that counts as 1.7 shares of Stock is returned to the Plan pursuant to Section 4(b)(ii), the share reserve will be credited with 1.7 shares.

(ii)Share Counting. Shares of Stock that are deliverable under an Award under the Plan or an award under the Prior 2004 Plan that is canceled, expired, forfeited or otherwise terminated without the delivery of such shares (other than pursuant to clause (2) in the following sentence) will not be counted as delivered under the Plan or the Prior 2004 Plan, as the case may be, and will remain available for delivery pursuant to Section 4(a) above. Shares of Stock delivered but subsequently forfeited such that those shares are returned to the Company will again be available for delivery pursuant to Section 4(a) above. Notwithstanding the foregoing, the following shares of Stock will be counted as delivered under the Plan or the Prior 2004 Plan, as the case may be, and will not again become available for delivery pursuant to Section 4(a) above: (1) shares of Stock tendered by a Participant as full or partial payment to the Company upon exercise of Options granted under the Plan; (2) shares of Stock reserved for issuance upon the grant of SARs under the Plan, to the extent that the number of shares of Stock subject to such SARs exceeds the number of shares of Stock actually issued upon exercise of such SARs; and (3) shares of Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant's tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares of Stock under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business.

5.Eligibility and Certain Award Limitations

(a)Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, which term shall include any common-law employee as well as any non-employee executive officer or non-employee director of the Company, or a subsidiary or affiliate, or (ii) a consultant, advisor or other independent contractor of the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of determining eligibility for the grant of an Option or SAR by reason of service with an affiliate, the term “affiliate” shall be limited to Persons that stand in a relationship to the Company that would result in the Company and such Person being treated as a single employer under Code Section 414(b) or Code Section 414(c), as modified in accordance with the definition of “service recipient” applicable to stock rights under Code Section 409A and the guidance thereunder. Options intended to qualify as “incentive stock options” as defined in Code Section 422 may be granted only to an Eligible Person who is an employee (as determined under the statutory option rules of Section 421 et seq. of the Code) of the Company or of a “parent corporation” or “subsidiary corporation” (as those terms are defined in Code Section 424) with respect to the Company.

(b)Per-Person Award Limitations In each fiscal year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Share Limit (such Annual Share Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a) and subject to adjustment as provided in Section 10(c), an Eligible Person's “Annual Share Limit” shall equal, in any year during any part of which the Eligible Person is then eligible under the Plan, 600,000 shares. In the case of any Awards denominated in cash that are intended to qualify as “performance-based compensation” under Code Section 162(m), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the Eligible Person's Annual Cash Limit, which for this purpose shall equal $4,000,000 (this limitation is separate and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) an Eligible Person's Annual Share Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid. In applying the limitations of this Section 5(b), a Performance Award under Section 6(i) and Section 7 shall be treated as an Award under Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h), as the case may be, depending on the nature and terms of the Award. The per-individual limits described above shall be construed to include earnings or notional earnings on Awards to the extent consistent with Section 162(m) of the Code.

6.Specific Terms of Awards.

(a)General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)Options. The Committee is authorized to grant Options to Participants on the following terms and conditions, provided that no Option that is intended to qualify as an “incentive stock option” as defined in Code Section 422 (an “ISO”) shall be granted after June 7, 2016 with respect to Options granted on shares of Stock authorized under the Prior 2004 Plan and after April 10, 2023 (or such shorter period as may be required for such Option to qualify as an “ISO”) with respect to Options granted on the 12,000,000 shares of Stock authorized under the Plan as of the Effective Date. Without limiting the foregoing, the Committee may at any time accelerate the vesting or exercisability of an Option, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.

(i)Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%). Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the

Committee shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefore of new Awards having a lower exercise price that constitutes a repricing, (b) the amendment of outstanding Options to reduce the exercise price thereof, or (c) the cancellation in exchange for a cash payment of any outstanding Options with an exercise price below the then current Fair Market Value. The preceding sentence shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Code Section 424, (ii) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5) or (iii) any adjustments pursuant to Section 10 of the Plan.

(ii)Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or of any SAR granted in tandem with any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(c)Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding SARs and the grant in substitution therefore of new Awards having a lower exercise price that constitutes a repricing, or (b) the amendment of outstanding SARs to reduce the exercise price thereof, or (c) the cancellation in exchange for a cash payment of any outstanding SARs with a grant price per share below the then current Fair Market Value. The preceding sentence shall not be construed to apply to the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right, modification or a change in the form of payment for purposes of Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5) or any adjustment pursuant to Section 10 of the Plan. Without limiting the foregoing, the Committee may at any time accelerate the vesting or exercisability of a SAR, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration.

(ii)Other Terms. The Committee shall determine at the date of grant or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant.

(d)Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent provided under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee), subject to the provisions of subsection (iv) below.

(ii)Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. The Committee may require that any certificates representing shares of Restricted Stock bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Committee may impose similar restrictions and conditions with respect to uncertificated shares of Restricted Stock.

(iv)Dividends. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)Deferred Stock and Restricted Stock Units. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i)Award and Restrictions. The issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii)Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, consistent with the requirements of Code Section 409A.

(f)Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. Each such Award will contain such terms as the Committee determines.

(g)Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Any entitlements to Dividend Equivalents or similar entitlements will contain such terms as the Committee determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Code Section 409A or satisfies such requirements.

(h)Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, other rights convertible or exchangeable into Stock, purchase rights for Stock, restricted stock units, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Each such Award will contain such terms as the Committee determines.

(i)Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.Performance Awards, including Annual Incentive Awards.

(a)Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant, exercise or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a pre-established performance goal or goals and other terms set forth in this Section 7(b).

(i)Performance Goal Generally. The performance goal or goals for such Performance Awards shall consist of one or more business criteria and an objectively determinable targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal or goals shall otherwise meet the requirements of Code Section 162(m) and regulations there under (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, or by geographic location shall be used by the Committee in establishing performance goals for such Performance Awards, either on an absolute basis or relative to an index: (1) sales; (2) revenues; (3) assets; (4) expenses; (5) earnings from operations, earnings before or after taxes, earnings before or after deduction for all or any portion of interest, depreciation, amortization, incentives, service fees or extraordinary or special items, whether or not on a continuing operations or an aggregate or per share basis; (6) net income or net income per common share (basic or diluted); (7) return on assets, return on investment, return on capital, or return on equity; (8) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (9) economic value created or added; (10) operating margin or profit margin; (11) stock price, dividends or total stockholder return; (12) development of new technologies or products; (13) raising or refinancing of capital; (14) successful hiring of key individuals; (15) resolution of significant litigation; (16) one or more operating ratios; (17) borrowing levels; (18) leverage ratios or credit rating; (19) market share; (20) capital expenditures; (21) recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings; and (22) strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, cost reductions or savings, customer satisfaction, operating efficiency, acquisition or retention, employee satisfaction, information technology, corporate development (including, without limitation, licenses, innovation, research or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one fiscal year or more than one fiscal year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the date on which 25% of such performance period has elapsed.

(iv)Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 7(c).

(i)Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the date on which 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will be eligible to receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be pre-established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5(b).

(ii)Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d)Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Code Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Code Section 162(m), prior to settlement of each such Award granted to a Covered Employee, the extent to which the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.Certain Provisions Applicable to Awards.

(a)Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

(b)Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c)Deferrals. Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any deferral or other action pursuant to this Section 8(c) will be construed and administered such that the deferral or other action either qualifies for an exemption from the requirements of Code Section 409A or satisfies such requirements.

(d)Limitation on Vesting of Certain Awards. If the granting or vesting of Full-Value Awards is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of Full-Value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant's death, disability, retirement, or in the event of a Change in Control. For purposes of this Section 8(d), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 5% of the shares of Stock authorized under the Plan, plus any shares awarded under the Plan to non-employee directors with a minimum vesting period of not less than one year, may be granted as Full-Value Awards without the minimum vesting requirements set forth in this Section 8(d).

(e)Code Section 409A; Other. Each Award will contain such terms as the Committee determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Code Section 409A or satisfies such requirements. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any affiliate, nor the Committee, nor any person acting on behalf of the Company, any affiliate, or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Code Section 422 or Code Section 409A or by reason of Code Section 4999, or otherwise asserted with respect to the Award; provided, that nothing in this Section 8(e) will limit the ability of the Committee or the Company, in its discretion, to provide by separate express written agreement with a Participant for a gross-up payment or other payment in connection with any such acceleration of income or additional tax.

9.Effect of “Change in Control” on Outstanding Awards. Unless otherwise provided in the relevant grant agreement relating to an Award, in any other plan or agreement relating directly or indirectly to the Award, or in the

Plan (including, without limitation in Section 3(a)), a “Change in Control” shall have no impact on any outstanding Award.

10.General Provisions.

(a)Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of any registration or qualification of such Stock or other required action under any federal or state law, rule or regulation or listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations or listing requirements. The foregoing notwithstanding, in connection with a Change in Control, without the express written consent of the affected Participant the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative; provided, that Awards and other rights (other than with respect to Options intended to qualify as “incentive stock options” as defined in Code Section 422) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent that such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933, as amended, specified by the Securities and Exchange Commission); and provided, further, that any such transfer, if permitted, must be a gratuitous transfer. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)Adjustments.

(i)    Mergers, etc. Except as otherwise provided in a grant agreement relating to an Award, the following provisions will apply in the event of a Covered Transaction:
(A)    Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Committee may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(B)    Cash-Out of Awards. Subject to Section 10(c)(i)(E) below the Committee may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (I) the fair market value of one share of Stock (as determined by the

Committee in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (II) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate grant price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines.
(C)    Acceleration of Certain Awards. Subject to Section 10(c)(i)(E) below, the Committee may (but, for the avoidance of doubt, need not) provide that any Award requiring exercise will become exercisable, in full or in part and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Deferred Stock (including restricted stock units and Performance Awards to the extent consisting of stock units) will be accelerated in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.
(D)    Termination of Awards Upon Consummation of a Covered Transaction. Except as the Committee may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction, other than Awards assumed pursuant to Section 10(c)(i)(A) above.
(E)    Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 10(c)(i)(B) or Section 10(c)(i)(C) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 10(c)(i)(B) above or acceleration under Section 10(c)(i)(C) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.
(ii)    Changes in and Distributions With Respect to Stock.
(A)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718 or any successor provision, the Committee will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 5(b), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise or grant prices relating to Awards and any other provision of Awards affected by such change.
(B)    Certain Other Adjustments. The Committee may also make adjustments of the type described in Section 10(c)(ii)(A) above to take into account distributions to stockholders other than those provided for in Section 10(c)(i) and 10(c)(ii)(A), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(C)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
(d)Tax Provisions.

(i)Withholding. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii)Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e)Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be conditioned on stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements, as determined by the Board) and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

(f)Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law and to the extent consistent with the requirements of or exemption from Code Section 409A, deduct from and set off against any amounts the Company or any subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g)Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute, or to provide the means for the grant of Awards that constitute, an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(l)Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(m)Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option or SAR is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(n)Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern).

(o)Plan Effective Date and Termination. The Plan as originally adopted became effective on December 10, 2004. Each amendment and restatement of the Plan in 2006, 2007 2008 and 2010 became effective on June 7, 2006, May 3, 2007, May 9, 2008, and May 12, 2010 respectively. The 2013 amendment and restatement of the Plan, including the increase of the shares available under Section 4(a), shall become effective if, and at such time as, the stockholders of the Company have approved it by a majority of the votes cast at a duly held meeting of stockholders at which a quorum is present (the date of such approval, the “Effective Date”). Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan, provided that the 12,000,000 Shares available for grants following the Effective Date shall not be available for Awards after April 10, 2023, provided that Awards granted prior to such date shall continue in accordance with their terms.

(p)Additional Restrictions. The Committee may cancel, rescind, withhold or otherwise limit or restrict any Award at any time if a Participant is not in compliance with all applicable provisions of the grant agreement relating to an Award and the Plan, or if a Participant breaches any agreement with the Company or its affiliates with respect to non-competition, non-solicitation or confidentiality. Without limiting the generality of the foregoing, the Committee may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with (i) Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section or (ii) any applicable Company recoupment or clawback policy, as in effect from time to time.

FORM OF PROXY CARD

ALEXION PHARMACEUTICALS, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 2013.
Leonard Bell, M.D. and Vikas Sinha, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. (the "Company") held of record by the undersigned on March 11, 2013, at the Annual Meeting of Stockholders to be held at 5:00 p.m. on Monday, May 6, 2013 at The Study at Yale, 1157 Chapel Street, New Haven, CT 06511 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW, AND IN FAVOR OF PROPOSALS 2, 3 AND 4. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1	Proposal-Election of Directors-Nominees are:
Leonard Bell, Max Link, William R. Keller, Joseph A. Madri, Larry L. Mathis, R. Douglas Norby, Alvin S. Parven, Andreas Rummelt and Ann M. Veneman.
☐    FOR ALL
☐    WITHHOLD ALL to vote for the listed nominees.
☐    FOR ALL EXCEPT (do not vote for the nominee(s) whose name(s) appears(s) below):

2	Proposal No. 2-Approval of a non-binding advisory vote of the compensation paid to Alexion's named executive officers.
                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

3
Proposal No. 3-Approval of the Amended and Restated 2004 Incentive Plan, as described in the accompanying proxy statement, including to increase the number of shares of common stock available for issuance by 12 million shares (subject to adjustment in the event of stock splits and other similar events).

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

4	Proposal No.4-Ratification of appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm.
                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated                                                                              , 2013

Signature

Signature if held jointly
The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.